                             ACQUISITION AGREEMENT
                             ---------------------

     This ACQUISITION AGREEMENT is made as of December 14, 1995 (the "Agreement") among BE Aerospace, Inc., a Delaware corporation ("BEA" or "Buyer"), Burns Aerospace Corporation, a Delaware corporation (the "Company"), Eagle Industrial Products Corporation, a Delaware corporation and the sole stockholder of the Company ("Seller"), Eagle Industries, Inc., a Delaware corporation and the sole stockholder of Seller ("Eagle") and (to the limited extent set forth above its signature) Great American Management and Investment, Inc., a Delaware corporation and the sole stockholder of Eagle ("GAMI").

     In consideration of the respective representations, warranties, covenants and conditions contained herein, BEA, the Company, Seller, Eagle and (to the limited extent set forth below) GAMI hereby agree as follows:

1.   Acquisition of the Company by BEA.
     ---------------------------------

     a.   Sale of the Company's Stock and Receivables.
          -------------------------------------------

          i. Seller agrees to sell and transfer to BEA, and BEA agrees to purchase from Seller, at the Closing (as defined in Section 2), all of the issued and outstanding capital stock of the Company (the "Outstanding Stock") for the consideration and subject to the terms and conditions stated herein.

          ii. BEA agrees to purchase from the Receivables Trustee (as defined in Section 3.1.11), and the Company agrees to cause the Receivables Trustee to sell to BEA, certain accounts receivable pursuant to that certain Receivables Sale Agreement by and among BEA, the Company and the Receivables Trustee, a form of which is attached hereto as Exhibit A (the "Receivables Sale Agreement").
                                  ---------

     b.   Purchase Price.  In consideration of the assignment, transfer,
          --------------
          conveyance and delivery (a) by Seller of the Outstanding Stock to BEA and the other agreements of Seller and the Company stated herein and
          (b) by the Receivables Trustee (as hereinafter defined) to BEA of certain accounts receivable pursuant to the Receivables Sales Agreement (as hereinafter defined), the aggregate purchase price (the "Purchase Price") shall be forty-two million-five hundred-thousand dollars ($42,500,000). The Purchase Price shall be subject to adjustment as provided in Section 1.3 hereof. At the Closing, BEA shall pay the Purchase Price (less the Receivables Purchase Price (as hereinafter defined) and the Escrow Amount (as hereinafter defined)) to Seller, by wire transfer of immediately available federal funds, to an account designated by Seller in

                                    5 of 69
          writing at least one business day prior to the Closing Date, against delivery of certificates representing the Outstanding Stock, duly endorsed for transfer or accompanied by an appropriately executed assignment separate from certificate.

     At the Closing BEA shall deposit with the Escrow Agent referred to in the Escrow Agreement attached hereto as Exhibit B the sum of $2,500,000 (the "Escrow
                                    ---------
Amount"), to be held and disposed of by the Escrow Agent in accordance with the terms of the Escrow Agreement. The Escrow Agreement shall terminate on the 18-month anniversary of the Closing Date.

     At the Closing, BEA shall pay to the Receivables Trustee an amount determined pursuant to the Receivables Sale Agreement (the "Receivables Purchase Price"), by wire transfer of immediately available federal funds, to an account designated by the Receivable Trustee in writing at least one business day prior to the Closing Date.

     c.   Purchase Price Adjustment.  After the Closing, as more particularly
          -------------------------
          hereinafter provided, the Purchase Price shall be increased or decreased by the amount that the Adjusted Capital (as hereinafter defined) as of the Closing Date is greater than or less than $40,832,000, (the "Purchase Price Adjustment").

     d.   Calculation of Adjusted Capital.  "Adjusted Capital" as of the Closing
          -------------------------------
          Date shall be calculated by (i) deducting from Stockholders' Equity as set forth on the Closing Balance Sheet (as hereinafter defined) the amounts reflected on such Closing Balance Sheet as goodwill, (ii) adding to such Stockholders' Equity (a) an amount equal to the amount of accounts receivable acquired by BEA pursuant to the Receivables Purchase Agreement and related deferred income and (b) the amounts set forth on the Closing Balance Sheet as advances from affiliates and
          (iii) making appropriate adjustments to Stockholders' Equity to eliminate the effect of prepaid Income Taxes (as hereinafter defined), accrued Income Taxes and deferred Income Taxes. Schedule 1.4 sets forth the calculation of Adjusted Capital as of June 30, 1995, based upon the balance sheet as of June 30, 1995 attached hereto as Schedule
          1.5. To the extent that the categories of assets and liabilities set forth on the Closing Balance Sheet do not correspond to the categories set forth on Schedule 1.5, the calculation of Adjusted Capital shall be adjusted accordingly, consistent with the foregoing.

     e.   Preparation and Audit of Closing Balance Sheet.  Within forty-five
          ----------------------------------------------
          (45) days following the Closing Date, Seller will prepare a balance sheet (the "Closing Balance Sheet") of the Company, as of the close of business on the day immediately prior to the consummation of the Closing, prepared in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent with the basis applied in preparing the Company's balance sheet as of June 30, 1995, attached as Schedule 1.5 hereto, but without giving effect to any

                                    6 of 69
          changes attributable to the purchase of the Company. Seller shall engage Deloitte & Touche L.L.P. to audit the Closing Balance Sheet, and Seller shall request Deloitte & Touche L.L.P. to deliver to Seller an opinion (the "Opinion") on the Closing Balance Sheet within ninety
          (90) days following the Closing Date.

     Within ten (10) days following Seller's receipt of the Opinion, Seller shall deliver the Closing Balance Sheet together with the Opinion and the calculations of the Adjusted Capital and the Purchase Price Adjustment prepared pursuant to Sections 1.3 and 1.4. If Buyer agrees with the Purchase Price Adjustment prepared by Seller, then the parties shall proceed to make any payment required pursuant to procedures described below. If Buyer disagrees with the Purchase Price Adjustment prepared by Seller, then Buyer may deliver written notice ("Objection Notice") to Seller objecting to the Purchase Price Adjustment. Such Objection Notice shall: (i) be delivered within twenty (20) days after Buyer receives the Purchase Price Adjustment; (ii) identify those items to which Buyer objects, and (iii) state in reasonable detail the reasons for such objection. Any items contained in the calculation of Adjusted Capital or Purchase Price Adjustment to which Buyer does not set forth an objection in such Objection Notice shall be deemed accepted by Buyer. During the fifteen
(15) day period following delivery of the Objection Notice, each party will deliver to the other party any supporting documentation reasonably requested and necessary to verify disputed items and cooperate fully and in good faith to resolve any disputes they may have with respect to the Purchase Price Adjustment. If the parties cannot agree on the Purchase Price Adjustment within such fifteen (15) day period, any such dispute will be resolved within thirty
(30) days (or as soon thereafter as practicable) after submission by either party of a request for binding arbitration by Price Waterhouse & Co. (the "Accounting Firm"). BEA represents and warrants to Seller, and Seller represents and warrants to BEA, that it has not maintained, within the preceding 12-month period, a material professional relationship with the Accounting Firm. The Accounting Firm will calculate only those portions of the calculation of Adjusted Capital or Purchase Price Adjustment that have not been agreed upon by the parties and its calculation will be based solely on the books, records and other information relevant to the resolution of such disputes as of the Closing Date, which information shall be submitted or made available to the Accounting Firm by Seller or Buyer. Any fees or expenses payable to the Accounting Firm will be shared by Seller and Buyer as shall be determined by such Accounting Firm, taking into account the relative merits of the parties' respective adjustment proposals.

     Upon the final determination of the Purchase Price Adjustment, whether such determination is made by agreement of the parties or by the Accounting Firm, in accordance with the foregoing, the parties will proceed as follows:

                         (i) If such final determination results in an increase in the Purchase Price in accordance with Section
                              1.3 above, then within five (5) business days after such

                                    7 of 69
                              final determination, Buyer will pay to Seller the amount of such increase.

                         (ii) If such final determination results in a decrease
                              in the Purchase Price in accordance with Section
                              1.3 above, then within five (5) business days after such final determination, Seller will pay to Buyer the amount of such decrease.

     f.   Form Of Payment.  Payment of a Purchase Price Adjustment, if any,
          ---------------
          shall be made by wire transfer of immediately available federal funds, together with interest thereon at LIBOR plus one percent (1%) per annum from the Closing Date until the date of payment. If such adjustment (including the interest component, if any) is not paid within five (5) business days after final determination of the Purchase Price Adjustment, then such payment shall accrue interest at LIBOR plus three (3%) from the Closing Date until the date of actual payment.

     g.   Access to Books and Records.  After the Closing, Buyer shall permit
          ---------------------------
          Seller, the Accounting Firm (if applicable) and their respective representatives, during normal business hours, to have reasonable access to and to examine and make copies of any books and records of the Company and its Subsidiaries which are reasonably required for purposes of preparing the Closing Balance Sheet and the calculation of Adjusted Capital and/or the Purchase Price Adjustment. After the Closing, Seller shall permit Buyer and their representatives, during normal business hours, to have reasonable access to, and to examine and make copies of, the books and records of the Company and its Subsidiaries which are in the possession of any of them and are necessary for Buyer, the Accounting Firm, or their respective representatives to review the calculation of Adjusted Capital and/or the Purchase Price Adjustment.

     h.   Outstanding Letter of Credit, Surety and Performance Bonds.  At the
          ----------------------------------------------------------
          Closing, BEA shall replace all outstanding letters of credit and surety or performance bonds issued for the benefit of the Company based on the credit, or at the risk, of Seller or its Affiliates (other than the Company). With respect to those letters of credit or bonds BEA is unable to replace as of Closing, BEA shall deliver to Seller at Closing a letter of credit or cash in the amount of such outstanding letters of credit and bonds as security. Seller will allow for a reduction in such letters of credit (or return cash to BEA) if after the Closing Date the requirement to provide such letters of credit or bonds is reduced or eliminated. With respect to letters of credit provided relating to the self-issued retention referenced in
          Section 15, BEA shall provided to Seller a letter of credit in an amount equal to the balance sheet reserves of the Company, with

                                    8 of 69
          respect to such retention, as of the date immediately prior to the Closing Date, with such other terms as are contained in the letters of credit provided by Seller (or its Affiliates) to its insurance carriers.

     i.   Repayment of Intercompany Debt.  Except as set forth in the Disclosure
          ------------------------------
          Schedule, or as otherwise contemplated by this Agreement, concurrent with or prior to the Closing, the entire amount of debt owed by the Company to Seller and/or its Affiliates shall be deemed to constitute a capital contribution of Seller to the Company and the entire amount of debt owed by Seller and/or its Affiliates to the Company outstanding on the Closing Date, shall be canceled and/or forgiven without the further payment of any money in connection therewith. Notwithstanding the foregoing, intercompany payables owed by the Company to Seller and/or its Affiliates for goods or services provided in the ordinary course of business through the Closing Date shall not be canceled at the Closing and shall be reflected on the Closing Balance Sheet.

2.   Closing.
     -------

     a.   Closing.  Subject to the termination rights provided in Section 18,
          -------
          the closing ("Closing") of the transactions contemplated by this Agreement shall be at the offices of Ropes & Gray, One International Place, Boston, Massachusetts at such date and time or at such other place as may be agreed upon by BEA and Seller (the "Closing Date") but not later than February 28, 1996.

     b.   Form of Closing Documents.  At the Closing, the parties shall deliver
          -------------------------
          the documents, and shall perform the acts, which are set forth in paragraphs 2.3 and 2.4. All documents which Seller shall deliver shall be in form and substance reasonably satisfactory to BEA and BEA's counsel. All documents which BEA shall deliver shall be in form and substance reasonably satisfactory to Seller and Sellers' counsel.

     c.   BEA's Deliveries to Seller.  Subject to the fulfillment or waiver of
          --------------------------
          the conditions set forth in Section 12, BEA shall execute and/or deliver to Seller at Closing all of the following:

          i. the Purchase Price (less the Receivables Purchase Price and the Escrow Amount) as provided in Section 1.2;

          ii. a copy of BEA's Certificate of Incorporation, certified by the Secretary of State of the State of Delaware as of a date not more than 30 days prior to the Closing, and a copy of BEA's Certificate of Incorporation and by-laws certified by BEA's Secretary as true and correct as of the Closing Date and as of the date of the adoption of the resolutions of

                                    9 of 69

                BEA's board of directors, authorizing the execution, delivery and performance of this Agreement, and each other document delivered by BEA hereunder;

          iii. a certificate of good standing of BEA, issued not earlier than ten (10) days prior to the Closing Date by the Secretary of State of Delaware;

          iv. an incumbency and specimen signature certificate with respect to the officers of BEA executing this Agreement, and each other document delivered hereunder, on behalf of BEA;

          v. a copy of resolutions of BEA's board of directors, authorizing the execution, delivery and performance of this Agreement, and each other document delivered by BEA hereunder, certified by BEA's Secretary as true and correct;

          vi. a closing certificate executed by the President of BEA (or any other officer of BEA specifically authorized to do so), on behalf of BEA, pursuant to which BEA represents and warrants to Seller that BEA's representations and warranties to Seller are true and correct in all material respects as of the Closing Date as if then originally made (or, if any such representation or warranty is untrue in any material respect, specifying the material respect in which the same is untrue), that all covenants required by the terms hereof to be performed by BEA on or before the Closing Date, to the extent not waived by Seller in writing, have been so performed (or, if any such covenant has not been so performed, indicating that such covenant has not been performed), and that all documents to be executed and delivered by BEA at the Closing have been executed by duly authorized officers of BEA;

          vii. copies of the Receivable Sales Agreement and the Escrow Agreement, duly executed on behalf of BEA;

          viii. the outstanding letters of credit, surety and performance bonds and/or cash required pursuant to Section 1.8;

          ix. the written opinion of Ropes & Gray, counsel for BEA, dated as of the Closing Date, in form and substance reasonably satisfactory to Seller and its counsel; and

          x. without limitation by specific enumeration of the foregoing, all other documents reasonably required from BEA to consummate the transaction contemplated hereby.

                                   10 of 69

     d.   Additional BEA Deliveries.
          -------------------------

          i. Subject to the fulfillment or waiver of the conditions set forth in Section 12, BEA shall deliver to the Receivables Trustee at Closing the Receivables Purchase Price pursuant to the Receivables Sale Agreement.

          ii. Subject to the fulfillment or waiver of the conditions set forth in Section 12, BEA shall deliver to the Escrow Agent at Closing the Escrow Amount pursuant to the Escrow Agreement.

     e.   Seller's Deliveries.  Subject to the fulfillment or waiver of the
          -------------------
          conditions set forth in Section 13, Seller shall execute or deliver to BEA all of the following:

          i. certificates representing all shares of Outstanding Stock, duly endorsed in blank or with duly executed stock powers attached;

          ii. copies of the respective Certificates of Incorporation of Seller, Eagle and GAMI, certified by the State of Delaware as of a date not more than 30 days prior to Closing, copies of the respective Certificates of Incorporation and by-laws of Seller, Eagle and GAMI and, certified by Secretary of Seller, Eagle or GAMI, as the case may be, as true and correct as of the Closing Date and as of the date of the adoption of the resolutions of the applicable board of directors, authorizing the execution, delivery and performance of this Agreement, and each other document delivered by Seller, Eagle or GAMI hereunder;

          iii. a certificate of good standing of each of Seller, the Company Eagle and GAMI, issued not earlier than ten (10) days prior to the Closing Date by the Secretary of State of Delaware;

          iv. incumbency and specimen signature certificates with respect to the officers of Seller, Eagle and GAMI executing this Agreement, and each other document delivered hereunder on Seller's behalf;

          v. copies of the resolutions of the respective boards of directors of Seller, Eagle and GAMI, authorizing the execution, delivery and performance of this Agreement, and each other document delivered by Seller , Eagle or GAMI hereunder, certified by the Secretary of Seller, Eagle and GAMI, as the case may be, as true and correct;

          vi. closing certificates executed by the President of Seller and of Eagle, respectively, (or any other officer of Seller or Eagle specifically

                                   11 of 69
                 authorized to do so), pursuant to which Seller and Eagle represent and warrant to BEA that Seller and Eagle's representations and warranties to BEA are true and correct in all material respects as of the Closing Date as if then originally made (or, if any such representation or warranty is untrue in any material respect, specifying the material respect in which the same is untrue), that all covenants required by the terms hereof to be performed by Seller or Eagle on or before the Closing Date, to the extent not waived by BEA in writing, have been so performed (or, if any such covenant has not been so performed, indicating that such covenant has not been performed), and that all documents to be executed and delivered by Seller or Eagle at the Closing have been executed by duly authorized officers of Seller or Eagle, as the case may be;

          vii. a copy of the Escrow Agreement duly executed on behalf of Seller;

          viii. a copy of the Receivables Sales Agreement, duly executed on behalf of the Receivables Trustee;

          ix. the written opinion of Gus J. Athas, Esq., General Counsel of Seller, dated as of the Closing Date, in form and substance reasonably satisfactory to BEA and its counsel;

          x. a Certificate of Insurance for all Current Insurance (as defined in Section 15.1); and

          xi. a duly executed release of all liens and other obligations of the Company under the Senior Credit Facility (as defined in Section 3.1.8(a) below), in form and substance reasonably satisfactory to BEA.

          xii. without limitation by specific enumeration of the foregoing, all other documents reasonably required from Seller to consummate the transaction contemplated hereby.

     f.   Closing Procedure.  All proceedings to be taken and all documents to
          -----------------
          be executed and delivered at the Closing shall be deemed to have been taken, executed and delivered simultaneously unless otherwise expressly stated, and no proceeding shall be deemed taken or documents deemed executed or delivered until all have been taken, executed and delivered.

3.   Representations and Warranties by Seller.
     ----------------------------------------

                                   12 of 69

     a. Seller represents and warrants, except as and to the extent set forth in the Disclosure Schedule delivered concurrently herewith and constituting a part hereof, to BEA as follows:

          i.   Corporate Status.  The Company is a corporation duly organized,
               ----------------
               validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and to own or lease and operate its properties. The Company has qualified as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business or the nature or location of its assets requires such qualification and where the failure to so qualify would have a "Material Adverse Effect".
               For purposes of this Agreement, "Material Adverse Effect" means, a material adverse effect on the assets, liabilities, financial condition or results of operation of the Company's business, taken as a whole. All jurisdictions in which the Company is qualified as a foreign corporation are set forth in the Disclosure Schedule. The Company has delivered to BEA complete and correct copies of its Articles of Incorporation and by-laws, as amended to date.

          ii.  Capitalization.  The authorized, issued and outstanding capital
               --------------
               stock of the Company is as set forth in the Disclosure Schedule. All of the outstanding shares of the capital stock of the Company are owned of record and beneficially by Seller, subject to no lien, encumbrance, voting trust or similar agreement; and no other person has or shares any direct or indirect interest or right with respect to such shares. All issued and outstanding shares of the capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. There are no options, warrants, conversion or other rights, agreements or commitments of any kind obligating Seller or the Company, contingently or otherwise, to issue or sell any shares of the Company's capital stock of any class or any securities convertible into or exchangeable for any such shares, and no authorization therefor has been given. No "phantom" stock or stock appreciation rights or agreements or similar rights or agreements exist that are intended to or that confer on any person rights similar to any rights accruing to owners of capital stock of the Company or of any subsidiary thereof.

          iii.  Subsidiaries. The Company does not directly or indirectly own
                ------------
               any shares of capital stock or have any other equity interest in any corporation, partnership, joint venture, association or other entity or business enterprise nor any commitment to contribute to the capital of, make loans to or share the losses of any enterprise. Except as set forth

                                   13 of 69
               in the Disclosure Schedule, no obligations, contracts or agreements exist between the Company and any of its subsidiaries.

          iv.  Authority for Agreement. Each of the Company, Seller, Eagle and
               -----------------------
               GAMI has all necessary corporate power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the respective Boards of Directors of Seller, the Company, Eagle and GAMI and no other corporate proceeding or approval on the part of the Company, Seller, Eagle or GAMI is necessary for the execution, delivery and performance of this Agreement. This Agreement constitutes the valid, legal and binding obligation of the Company, Seller, Eagle and GAMI and is enforceable against each of them in accordance with its terms, except to the extent such enforceability may be limited by bankruptcy, reorganization, insolvency or similar laws of general applicability governing the enforcement of the rights of creditors or by the general principles of equity (regardless of whether considered in a proceeding at law or in equity). The execution and delivery of this Agreement by the Company, Seller, Eagle or GAMI and the consummation of the transactions contemplated hereby will not conflict with or result in any violations of or defaults under any provisions of the Articles of Incorporation or By-laws of the Company, Seller, Eagle or GAMI or result in any violation of, or default with respect to, any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company, Seller, Eagle or GAMI, except in each case where any such conflict, violation or default would not have a Material Adverse Effect. Such execution, delivery and consummation will not accelerate the maturity of or otherwise modify the terms of any indebtedness of the Company, Seller, Eagle or GAMI now existing or proposed to be incurred, or result in the creation of any lien, charge, encumbrance or security interest upon any of the property or assets of the Company. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority, other than as may be required to comply with the securities laws of any jurisdiction or pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), is required of the Company, Seller, Eagle or GAMI in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby by the Company, Seller, Eagle or GAMI.

                                   14 of 69

         v.    Financial Statements.  Included in the Disclosure Schedule are
               --------------------
               (i) audited balance sheets of the company as of December 31, 1994 and December 31, 1993 (the "Balance Sheets") and the related statements of income, statements of stockholder's equity and statements of cash flow of the Company for the years ended December 31, 1994, 1993 and 1992, together with the report thereon of Arthur Andersen L.L.P. (the "Audited Financial Statements"), and (ii) the unaudited balance sheet and the related statements of income and statements of cash flow of the Company as of and for the six months ended June 30, 1995 and the nine months ended September 30, 1995 (the "Unaudited Financial Statements"). Such financial statements fairly present in all material respects the financial condition and results of operations of the Company as of the dates thereof and for the periods then ended in accordance with all applicable requirements of Regulation S-X under the Securities Act of 1933, as amended (the "Securities Act"), and GAAP consistently applied (except as described in such statements), subject in the case of the Unaudited Financial Statements to normal recurring year-end adjustments which will not in the aggregate be significant and the absence of notes.

          vi.  Absence of Certain Changes.  Since December 31, 1994, to Seller's
               --------------------------
               knowledge, the Company has not:

                    (a) undergone any material adverse change in its assets, liabilities, financial condition or results of operations, taken as a whole;

                    (b) maintained and conducted its business in a manner other than in the ordinary course of business;

                    (c) declared, set aside, made or paid any dividend or other distribution in respect of its capital stock or purchased or redeemed any shares of its capital stock;

                    (d) issued or sold any shares of its capital stock of any class or any options, warrants, conversion or other rights to purchase any such shares or any securities convertible into or exchangeable for such shares;

                    (e) incurred any indebtedness for borrowed money (other than intercompany indebtedness to Seller or its Affiliates which will be canceled or forgiven at or prior to the Closing in accordance with the terms of this Agreement)

                                   15 of 69
                           or issued or sold any debt securities, other than in the ordinary course of business;

                    (f) mortgaged, pledged or subjected to any lien, lease, security interest or other charge or encumbrance any of its properties or assets, tangible or intangible, except Permitted Encumbrances (as defined in Section 3.1.8);

                    (g) acquired or disposed of any assets or properties of material value in any transaction with Seller, Eagle or GAMI, any officer, director, shareholder or monthly salaried employee of the Company, or any relative by blood or marriage or any Affiliate of any of them, or, except in the ordinary course of business, acquired or disposed of any assets or properties of material value in any transaction with any other person;

                    (h) forgiven or canceled any debts or claims of material value, or waived any rights of material value, except in the ordinary course of business;

                    (i) granted to any officer or salaried employee or any class of other employees any increase in compensation in any form (including any increase in value of any benefits), or any severance or termination pay, other than increases in the usual and ordinary course of business in accordance with past practices;

                    (j) suffered any physical damage, destruction or loss (whether or not covered by insurance) resulting in a Material Adverse Effect;

                    (k) suffered any labor strike, slowdown or stoppage that materially adversely affects its relations with its employees or been the subject of any effort to organize its workforce, or any part thereof, into a bargaining unit;

                    (l) sold, assigned, licensed, transferred, or otherwise disposed of or permitted to lapse any material rights in or to the use of any material patents, trademarks, trade names, copyrights, licenses, or computer software programs;

                                   16 of 69

                    (m) disposed of any material records related to its assets or business at any time earlier than it would have done consistent with past practices;

                    (n) incurred any material liability or obligation (whether absolute, accrued, contingent or otherwise)
                           (i) to Seller, Eagle or GAMI, or any Affiliate of any of them, or (ii) other than in the ordinary course of business; or

                    (o) changed any accounting principle used in the preparation of its books, records and financial statements, whether or not such change was permitted by GAAP;

                    (p) agreed to do any of the foregoing, whether or not in writing.

     For purposes of this Agreement, "Affiliate" shall mean, in relation to any party hereto, any entity directly or indirectly controlling, controlled by, or under common control with such party; provided, however, that, notwithstanding the foregoing, the term "Affiliate" shall not include any: (i) party which either (A) controls GAMI, or (B) is under common control with GAMI, except directly or indirectly through GAMI, or (ii) Public Company (as defined in Section 8.1(a)) other than GAMI. For this purpose, "control" of any entity or party means ownership of a majority of the voting power of the entity or party, as the case may be.

          vii. Taxes.
               -----

               (1)  General.  The Company and its predecessors have been (since
                    -------
                    the taxable year ended July 31, 1990) and the Company will be (through the Closing) included in the affiliated group (as defined in Section 1504 of the Internal Revenue Code, of 1986, as amended (the "Code")) and the consolidated Income Tax Returns of Seller and GAMI (the "GAMI Consolidated Group"). All Tax Returns and Income Tax Returns required to have been filed on or prior to the date hereof (taking into account all extensions of due dates) by or on behalf of the Company or its predecessors for each taxable period have been filed on or prior to the date hereof and such returns are true, correct and complete in all material respects.
                    All Tax Returns and Income Tax Returns (including, in each case, extensions) required to be filed on or prior to Closing by or on behalf of the Company or its predecessors shall be filed on or prior to Closing and such returns shall be accurate and complete in all material respects.

                                   17 of 69

               (2)  Payment of Taxes.  With respect to all amounts of Income
                    ----------------
                    Taxes and Other Taxes that are due and payable on or before the Closing, all such amounts required to be paid by or on behalf of the Company or its predecessors to taxing authorities or others on or before the Closing have been paid.

               (3)  Audit History.  Except as set forth in the Disclosure
                    -------------
                    Schedule, there is no dispute or claim currently pending concerning any Tax Return or Income Tax Return of the Company or its predecessors either (i) claimed or raised by any authority in writing or (ii) as to which Seller has knowledge. Except as set forth in the Disclosure Schedule, no waivers of statutes of limitation with respect to Other Taxes or Income Taxes have been given by or requested from the Company or any of its predecessors or the GAMI Consolidated Group on behalf of the Company or any of its predecessors.

               (4)  Tax-Sharing or Allocation Agreements.  Any tax-indemnity,
                    ------------------------------------
                    tax-sharing, tax-allocation or similar agreements of the Company or any of its predecessors and any liability or obligation of the Company or any of its predecessors under such agreements, if any, will terminate and be canceled without any payment (and all inter company tax accounts shall be canceled without payment) by the Company or by the GAMI Consolidated Group, except as provided for in this Agreement, as of the Closing Date and be of no further force or effect (whether for the current year, a future year or a past year).

               (5)  Prior Affiliated Groups.  Since September 12, 1989, except
                    -----------------------
                    for the GAMI Consolidated Group, neither the Company nor any of its predecessors has been a member of an Affiliated group of corporations as defined in Code Section 1504.

               (6)  Tax Liens.  There are no security interests on any of the
                    ---------
                    assets of Seller or any of its subsidiaries that arose in connection with any failure (or alleged failure) to pay any Income Tax or Other Tax when due.

               (7)  Withholding Taxes.  The Company and its predecessors have
                    -----------------
                    withheld and paid all Other Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                                   18 of 69

               (8)  Powers of Attorney.  Except as set forth in the Disclosure
                    ------------------
                    Schedule, there are no powers of attorney with respect to Income Taxes or Other Taxes of the Company currently in force, and all such powers of attorney (other than for Other Taxes or Income Taxes for the period through the Closing
                    Date) will be terminated effective as of the Closing.

               (9)  Golden Parachute.  Neither the Company, any of its
                    ----------------
                    predecessors nor any Affiliate with respect to the Company or any of its predecessors has made any payments, is obligated to make any payments, nor is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under
                    Section 280G of the Code.

               (10) Tax Definitions. As used in this Agreement, "Other Taxes"
                    ---------------
                    shall mean any federal, state, local or foreign gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, customs duties, capital stock, net worth, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, estimated, or other tax, charge, fee, levy, or other assessment of any kind whatsoever, including any interest, penalty, or addition thereto, and shall include any obligations to contribute to the payment of Other Taxes determined on a consolidated, combined or unitary basis, but shall exclude any Income Taxes (as defined below). As used in this Agreement, "Income Taxes" shall mean only any federal, state, local or foreign income, environmental (including Section 59A of the Code), alternative or add-on minimum or estimated tax, including any interest, penalty or addition thereto whether disputed or not, and shall include any obligation to contribute to the payment of Income Taxes determined on a consolidated or unitary basis. As used in this Agreement, "Taxes" shall mean Income Taxes and Other Taxes. As used in this Agreement, "Tax Return" or "Income Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Other Taxes or Income Taxes, as the case may be, including any schedule or attachment thereto, and including any amendment thereof.

                                   19 of 69

         viii.  Properties.  The Disclosure Schedule contains a complete and
                ----------
                correct list as of the date hereof of all real properties and interests therein owned or leased by the Company as of the date hereof.

                    (a)  Title; Encumbrances. The Company holds fee simple title
                         -------------------
                         to the real estate identified as owned by it in the Disclosure Schedule, subject to real estate taxes not delinquent and to covenants, conditions, restrictions and easements of record described in the Disclosure Schedule, has good title to its other tangible assets and has valid leasehold interests in all real properties identified as leased by it in the Disclosure Schedule and all tangible personal properties leased by it, in each of the foregoing cases free and clear of all mortgages, liens, charges, encumbrances, easements, security interests or title imperfections except: (i) liens for current Other Taxes not due and payable; (ii) purchase money security interests incurred in the ordinary course of business; (iii) statutory liens of landlords, liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due; (iv) liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations; and (v) minor irregularities of title which do not in the aggregate materially detract from the value or use of the Company's assets (the exceptions described in the foregoing clauses (i) through (v), together with those described above relating to the real estate owned by the Company being referred to collectively herein as "Permitted Encumbrances"). In addition, the Company's assets are subject to liens under that certain Amended and Restated Credit Agreement dated as of October 28, 1994, among Seller, Chemical Bank as Administrative Agent, Citicorp North America, Inc., as Collateral Agent, and the Financial Institutions From Time to Time Party thereto (the "Senior Credit Facility"), all of which will be released prior to the Closing.

                                   20 of 69

                    (b)  Leases.  To Seller's knowledge, all real property
                         ------
                         leases under which the Company operates are valid and, subject to the provisions of the applicable lease, the Company enjoys peaceful and undisturbed possession of the premises to which such leases relate. Seller has no knowledge of any default on the part of the Company or any other party in respect of any such real property lease and, to Seller's knowledge, neither the Company nor any other party is under default in respect of any such lease, in each of the foregoing cases other than with respect to any default which would not have a Material Adverse Effect.

                    (c)  Condition.  To Seller's knowledge all plants, buildings
                         ---------
                         and improvements, and all machinery and equipment contained therein and all operations conducted therein, and all other real property owned or leased by the Company comply in all material respects with all applicable building and zoning and other laws, ordinances, regulations and permits in effect at the date hereof, and the continuation of any such operation as currently conducted will not result in the enforcement or the threat of enforcement of any such building and zoning and other laws, ordinances, regulations and permits in effect on the date hereof, except where the failure to so comply would not have a Material Adverse Effect. All structures and other improvements located on such real properties and all such tangible personal property reasonably necessary to the conduct of the business of the Company as currently conducted are in good operating condition in all material respects for property of its type and age, subject to ordinary wear and tear.

          ix.  Material Contracts.  The Disclosure Schedule contains a complete
               ------------------
               and correct list as of the date hereof of all written agreements, contracts and commitments of the following types to which, to Seller's knowledge, the Company is a party or by which it or any of its property is bound as of the date hereof:

                    (a) notes, loans, credit agreements, mortgages, indentures, security agreements, guaranties, pledge agreements, deeds of trust, indemnification arrangements and other agreements and instruments relating to the borrowing of

                                   21 of 69
                         money or extension of credit to the Company in an amount in excess of $25,000 other than documents pertaining to the Senior Credit Facility;

                    (b) bonus, profit-sharing, compensation, stock purchase, stock option, pension, insurance, retirement, deferred compensation, collective bargaining plans or agreements, employment agreements, consulting agreements, benefit or welfare plans, or other plans, agreements, trusts, funds or arrangements for the benefit of employees;

                    (c) sales agency, representative, broker or distributorship agreements, franchise or similar agreements;

                    (d) agreements, orders or commitments for the purchase by the Company of raw materials, supplies or finished products exceeding $25,000 in value;

                    (e) agreements, orders or commitments for the sale or lease to customers of goods or services exceeding $25,000 in value or that involve pricing or other terms inconsistent with usual practice;

                    (f) agreements or commitments for capital expenditures in excess of $25,000 in value for any single project;

                    (g) contracts, agreements or other arrangements constituting a non- competition or non-solicitation obligation;

                    (h) powers of attorney, except routine powers of attorney relating to representation before governmental agencies or given in connection with qualification to conduct business in another jurisdiction and powers of attorney to transfer title to financed motor vehicles upon loan defaults or other power of attorneys granted to secured lenders;

                    (i) over-the-counter derivatives, activities or transactions, such as interest rate, currency, equity and commodity swaps, over-the-counter options (including caps, floors and collars) and currency forwards; and

                    (j) any other written agreements, contracts or commitments with an individual value of $25,000 or more.

                                   22 of 69

     The Company has delivered or made available to BEA complete and correct copies of all such written agreements, contracts and commitments, together with all amendments thereto, listed in the Disclosure Schedule. To Seller's knowledge: (i) all such agreements, contracts and commitments are in full force and effect, and (ii) the parties to such agreements, contracts and commitments have in all material respects performed all obligations required to be performed by them to date and are not in default, except where the failure to so perform or the existence of such default would not have a Material Adverse Effect.

          x.   Employee Benefit Plans.
               ----------------------

               (1)  Exempt and Non-Exempt Employees and Agents.  The Disclosure
                    ------------------------------------------
                    Schedule contains a complete and correct list of all exempt and non-exempt employees, independent contractors, consultants and agents employed by the Company, showing for each the positions held, the length of service and rate of compensation. Except as set forth on the Disclosure Schedule, none of such persons is covered by any union, collective bargaining or similar agreement, nor is any such person covered by an agreement of employment (including any comparable services agreement in the case of a person not an employee) which cannot be terminated at will by the Company or which provides for severance pay or other compensation upon termination of employment or upon change of control of the Company.

               (2)  Employee Benefit Matters.
                    ------------------------

               3.1.10.2.1.  Schedule of Employee Benefit Plans.  The Disclosure
                           ----------------------------------
          Schedule contains a true and complete list, as of the date of this Agreement, of all plans, practices or arrangements maintained or contributed to by the Company, or with respect to which the Company has any liability as of the date of this Agreement, which are "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or "specified fringe benefit plans" within the meaning of Code Section 6039D or otherwise provide for a welfare, retirement or other fringe benefit or in which any one or more of the employees (including former employees and beneficiaries of employees or former employees) of the Company participates or is eligible to participate by virtue of their status as such. True, current and complete copies of such plans (collectively, the "Plans"), all amendments thereto, if any, and to the extent applicable, the following have been furnished to BEA: (i) the most recent determination letter of the Internal Revenue Service ("IRS") and any outstanding request for a determination letter; (ii) Form 5500 and attached schedules (including any

                                   23 of 69
     related actuarial valuation report for each Plan subject to Section 412 of the Code) with respect to the last three plan years; (iii) the most recent certified financial statements; (iv) the most recent attorney's response to an auditor's request for information; (v) summary plan descriptions and statements of material modifications, if any; (vi) trust agreements; (vii) insurance contracts; (viii) any ruling letter and any outstanding request for any ruling letter with respect to the tax-exempt status of any voluntary employees' beneficiary association through which any such Plan is funded; and (ix) ruling letter or interpretative letter issued by the Department of Labor ("DOL"), the IRS, the PBGC, or any other governmental agency with respect to such Plan, or any outstanding requests for such a letter.

              3.1.10.2.2.  Compliance with Terms of Plans.  Each Plan and each
                           ------------------------------
     trust or funding vehicle related to such Plan is in compliance in all material respects with, and has been administered and operated in all material respects in accordance with, its terms. There has been no violation of any term of any Plan which would have a Material Adverse Effect.

              3.1.10.2.3.  Compliance with Applicable Law and
                           ----------------------------------
     Regulations/Required Filings Made.  Each Plan and each trust or funding
     -------------------- ------------
     vehicle related to such Plan is in compliance in all material respects with, and has been administered and operated in all material respects in compliance with, all applicable statutes, orders, rules and regulations, including where applicable and without limitation, ERISA and the Code.

              3.1.10.2.4.  Qualified Plans.  Each Plan which is intended to be a
                           ---------------
     "qualified plan" as described in Section 401(a) of the Code has been determined by the IRS to so qualify (or a timely application for such determination has been submitted to the IRS) and neither Eagle, the Company nor the Sellers know of any fact or facts which might adversely affect such qualification. Each related trust is exempt from Tax under Section 501(a) of the Code.

              3.1.10.2.5. No Material Liability from Pension Plan Termination. No Plan which is a pension plan as described in Section 3(1) of ERISA has been terminated or amended in a manner which has resulted or may result in any material liability of the Company to such Plan or any other party. There exists no condition or set of circumstances which present a risk of termination or partial termination of any Plan which could result in any liability on the part of the Company or BEA.

              3.1.10.2.6.  Title IV Plans.  None of the Plans is covered by
                           --------------
     Title IV of ERISA.

                                   24 of 69

              3.1.10.2.7.  Accumulated Funding Deficiency. There is no
                           ------------------------------
          accumulated funding deficiency as defined in Section 302 of ERISA or
          Section 412 of the Code with respect to any Plan. The Company is not required to provide security to any Plan under Section 401(a)(29) of the Code due to a plan amendment that results in an increase in current liability for the plan year.

              3.1.10.2.8  Multiemployer Plan. The Company does not contribute to
                          ------------------
          and has never contributed to a multiemployer plan as defined in
          Section 4001(a)(3) of ERISA that is covered by Title IV of ERISA. The Company does not have any current or contingent liability with respect to any multiemployer plan, except as set forth in the Disclosure Schedule.

              3.1.10.2.9.  Contributions to Plans Have been Made. The Company
                           -------------------------------------
          has made or will make prior to the Closing Date all payments and contributions (including insurance premiums) due and payable on or before the Closing Date to each Plan as required to be made under the terms of such Plan.

              3.1.10.2.10.  Prohibited Transactions.  Neither the Company nor
                            -----------------------
          any fiduciary of any Plan nor any party-in-interest to any Plan has engaged in any transaction in connection with which it, directly or indirectly, would be subject to either a penalty pursuant to Section 502(i) of ERISA or a Tax imposed by Section 4975 of the Code, and the consummation of the transaction contemplated by this Agreement will not constitute such a prohibited transaction.

              3.1.10.2.11.  No Claims Against the Plan.  No event has occurred
                            --------------------------
          nor has there been any omission which would result in a violation of any laws, rulings or regulations applicable to any Plan, and there are no actions, suits, arbitrations or claims (other than routine claims for benefits by employees, beneficiaries or dependents arising in the normal course of operations of such Plan) pending, or current or impending examination by any governmental agency with respect to any Plan, or to the knowledge of Eagle, the Company or the Sellers threatened, with respect to any such Plan or any fiduciary or sponsor of such Plan with respect to their duties under such Plan or the assets of any trust under any such Plan.

              3.1.10.2.12.  No Excise Tax Liability.  No event has occurred and
                            -----------------------
          no condition exists that would subject the Company or BEA to any Tax under Sections 4971, 4972, 4976, 4977 or 4979 of the Code or to a fine under Section 502(c) of ERISA.

              3.1.10.2.13.  No Restriction on Termination of Plan.  No provision
                            -------------------------------------
          of any Plan nor any amendment to any Plan would result in any limitation on the

                                   25 of 69

               Company's or BEA's right to terminate such Plan or subject BEA or the Company to any liability with respect to any such termination.

                    3.1.10.2.13.  Retiree Medical.  The Company has no
                                  ---------------
               obligation under any Plan or otherwise to provide health benefits in the nature of post-termination or retiree benefits to former employees of the Company or to any other individuals except as specifically required by the continuation requirements of Section 601, et seq., of ERISA.
                    -- ---

                    3.1.10.2.14.  Control Group Liability.  Except as set
                                  -----------------------
               forth in the Disclosure Schedule the Company has no current or contingent liability with respect to any employee benefit plan (within the meaning of Section 3.(3) of ERISA or otherwise) not sponsored or maintained by the Company where such liability would be imposed as a result of the Company being or having been part of a controlled group of trades or businesses (whether or not incorporated) within the meaning of Section 414 of the Code.

               xi.    Accounts Receivable; Inventories.
                      --------------------------------

                        (a) Notwithstanding anything to the contrary in this Agreement, title to certain trade accounts receivable generated by the Company and reflected in Schedule 1.4 is held by Bank of America, Illinois, as Trustee under the Eagle Trade Receivables Master Trust (the "Receivables Trustee"). All such trade accounts receivable existing as of the Closing Date represent arm's length sales actually made by the Company in the ordinary course of business.

                        (b) All inventory of the Company is located on premises owned or leased by the Company or is in transit.

               xii.   Patents, Trademarks, etc.  All patents, patent
                      ------------------------
                      applications, trade names, trademarks, trademark applications, service marks, copyrights and copyright applications owned or used by the Company (the "Intellectual Property"), together with any license agreements relating to the same, are set forth in the Disclosure Schedule. To Seller's knowledge, the Company owns, or possesses adequate rights to use, all Intellectual Property and other proprietary rights reasonably necessary for the conduct of its business, with no infringement of the rights of others.

               xiii.  Insurance.  The Disclosure Schedule sets forth the
                      ---------
                      following information with respect to each insurance policy (including policies

                                   26 of 69
                providing property, casualty, liability, auto and workers' compensation coverage and bond and surety arrangements) to which the Company has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past five (5) years to the extent the records of the Company contain such information:

                    (a)  the name address, and telephone number of the agent;

                    (b) the name of the insurer, the name of the policy holder, and the name of each covered insured;

                    (c)  the policy number and the period of coverage;

                    (d) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles, sublimits and ceilings are calculated and operate) of coverage; and

                    (e) a description of any retroactive premium adjustments or other loss-sharing arrangements.

The Disclosure Schedule describes any self-insurance arrangements affecting the Company which will survive the Closing. The Disclosure Schedule identifies those insurance policies, if any, with respect to which the insured entity is the Company (the "Insurance Policies"), which are to continue in full force and effect following the Closing Date with respect to occurrences, or claims made, during the applicable policy period, in each case, as indicated in the Disclosure Schedule. Each of the Insurance Policies is in full force and effect, all premiums due thereon have been paid, and, to Seller's knowledge, the Company has complied in all material respects with the provisions of such policies. The insurance, including, without limitation, product liability insurance, maintained by or on behalf of the Company is not less than the amount of insurance recommended in writing by any broker or consultant in the past three years. The Company has not received any notices of any pending termination with respect to any such policy. Coverage under all such insurance policies (to the extent maintained by Seller or its Affiliates other than the Company) will cease as of the Closing Date with respect to occurrences after the Closing Date.

          xiv.  Litigation.  Other than the Hart-Scott-Rodino filing referred to
                ----------
                in Section 3.1.22 and any judicial or administrative actions, suits, proceedings or investigations which may result therefrom or in connection therewith, there are no judicial or administrative actions, suits, proceedings or investigations pending or, to Seller's knowledge, threatened to which the Company or Seller is a party that, if decided against Seller or the

                                   27 of 69

                Company, would result in a Material Adverse Effect or that question the validity of this Agreement or the transactions contemplated hereby nor, to Seller's knowledge, is there any basis in fact for any such action, suit, proceeding or investigation. Notwithstanding the foregoing, this Section
                3.1.14 shall not apply to any matters or conditions covered under Section 3.1.21.

          xv.  Warranty and Product Liability Matters.  To Seller's knowledge,
               --------------------------------------
               all products and services which have been provided by the Company to its customers were in compliance with and satisfied the requisite standards of all applicable laws and regulations and any express written warranty given by the Company at the time such products or services were provided, except to the extent that failures to so comply with or satisfy such standards would not in the aggregate have a Material Adverse Effect. The Company has not provided written or, to Seller's knowledge, oral warranties on any of its products which differ in any material respect from the form of standard written warranty included in the Disclosure Schedule. Except as set forth in the Disclosure Schedule, no product or service warranty or liability claims are pending or threatened against the Company or in respect of products or services leased or sold by it and, to Seller's knowledge, no basis for any such claims exists, except to the extent that, in the aggregate, such claims, together with any failures referred to in the second preceding sentence above, would not have a Material Adverse Effect. Notwithstanding the foregoing, this Section 3.1.15 shall not apply to any matters or conditions covered under Section 3.1.16(b) or 3.1.21.

          xvi.  Compliance with Instruments, Laws: Governmental Authorizations.
                --------------------------------------------------------------

                  (a) The Company is not in violation of any term or provision of its Articles of Incorporation or by-laws or of any contract, agreement or other instrument or any governmental license or permit or in violation or default under any statute, law, ordinance, rule, regulation, judgment, order, decree, permit, concession, grant, franchise, license or other governmental authorization or approval applicable to it or to any of its properties, which violation could result in a Material Adverse Effect. The Company has duly obtained all permits, concessions, grants, franchises, licenses and other governmental authorizations and approvals which are necessary for the conduct of the business of the Company as currently conducted and the lack of which could result in a Material Adverse Effect. To Seller's knowledge all such

                                   28 of 69
                         permits, concessions, grants, franchises, licenses and other governmental authorizations and approvals are in full force and effect and there are no proceedings pending or threatened that may result in the revocation, cancellation or suspension, or any materially adverse modification, of any thereof. Notwithstanding the foregoing, this Section 3.1.16(a) shall not apply to any matters or conditions covered under Sections 3.1.16(b) and 3.1.21.

                  (b) The Disclosure Schedule sets forth a complete and accurate list of all aircraft seats sold by the Company which purport to comply with the requirements of Technical Standard Order C127 of the United States Federal Aviation Agency; to Seller's knowledge, all such seats in fact complied with such Order at the time of sale, and, as to seats covered by such Order the Company possesses adequate documentation to demonstrate such compliance.

          xvii.   Brokers, Finders, etc.  All negotiations relating to this
                  ---------------------
                  Agreement and the transactions contemplated hereby have been carried on without the intervention of any person acting on behalf of either of the Company or Seller in such manner as to give rise to any valid claim against either or both of them, and/or BEA, for any brokerage or finder's commission, fee or similar compensation.

          xviii.  Bank Accounts and Letters of Credit.  The Disclosure Schedule
                  -----------------------------------
                  contains a true and complete list, as of the date hereof, of each bank or other financial institution, trust company or brokerage firm in which the Company has an account or safe deposit box, and the names of all persons authorized to draw thereon, or who have access or transact business with respect thereto, and a description of all letters of credit and surety or performance bonds for which the Company is the account party or are issued for the benefit of the Company.

          xix.    Certain Transactions.  Neither Seller nor any of its
                  --------------------
                  Affiliates (including, without limitation, the Company) nor any of its and their directors, officers, employees or agents, nor, to Seller's knowledge, any relative by blood or marriage of any of the foregoing is currently a party to any material transaction with the Company (other than for services as an agent, employee, officer or director in the ordinary course of business), including, without limitation, any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring

                                   29 of 69
                  payments to or from, any such person, or any corporation, partnership, trust or other entity in which any such person has a substantial interest or is an officer, director, trustee, or partner, or any officer, director or employee of such an entity. The Disclosure Schedule sets forth a complete list of all corporations, firms or entities in which Seller or the Company of any of either of their Affiliates has any direct or indirect interest or any direct or indirect business relationship with the Company or any customer or supplier or vendor or provider of service to the Company.

          xx.     Commissions.  The Disclosure Schedule contains a true and
                  -----------
                  complete list of all commissions, finder's, broker's or other intermediary's fees, rebates or similar payments made (in money, goods or services) by, on behalf of or for the benefit of the Company, directly or indirectly, since December 31, 1994, in connection with work performed or to be performed by the Company under contracts currently in place, stating the contract or contracts in respect of which such payment has been made, the amount or value of such payment, the manner of payment and the person or persons to whom such payments were made.

          xxi.  Hazardous Materials; Disclosure of Environmental Information.
                ------------------------------------------------------------

                  (a)    Definitions.  The term "Hazardous Materials," as used
                         -----------
                         herein, shall mean and include any and all substances (including, without limitation, petroleum and any derivative thereof), wastes or materials (where present in regulated concentrations or quantities or in concentrations or quantities which pose any threat to health, the environment or natural resources) classified as hazardous or toxic under, or otherwise regulated under, any applicable law, rule, ordinance, statute or regulation pertaining to environmental, health, safety or natural resource matters, including, without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), the Resource Conservation and Recovery Act ("RCRA"), the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act of 1986, and the Safe Drinking Water Act (all such laws, rules, ordinances, statutes and regulations being referred to collectively as "Environmental Laws"). The term "Environmental Liabilities" shall mean any liability, claim, demand, charge, obligation, deficiency, loss (but excluding any claim based

                                   30 of 69
                         on diminution in value), expenditure, cost or expense (including, without limitation, reasonable attorney's fees and disbursements and costs of response or remediation) to the extent imposed or incurred by reason of (i) any noncompliance in any respect with any Environmental Laws by or on behalf of the Company or any predecessor entities on or prior to the Closing Date or (ii) (a) the on-site or off-site disposal of any Hazardous Materials by or on behalf of the Company or any predecessor entities on or prior to the Closing Date or (b) the release into the environment of, or threat of release into the environment of, or exposure to, any Hazardous Material on or prior to the Closing Date, whether generated, handled or possessed by the Company or any predecessor entities or located at or emanating from or to a site now or heretofore owned, leased or otherwise used by the Company or any predecessor entities.

                  (b) Seller has delivered to BEA copies of all environmental audits, environmental risk assessments and environmental site assessments prepared or caused to be prepared by or received by the Company. There are no criminal, civil or administrative proceedings relating to Environmental Laws pending or, to the knowledge of Seller, threatened against the Company or its directors, officers, employees or agents.

          xxii.  No Bribes, Illegal Payments, etc.  To Seller's knowledge
                 --------------------------------
                 neither the Seller nor any of its Affiliates (including, without limitation, the Company), nor any of its and their directors, officers, employees or agents has directly or indirectly given or agreed to give any gift, contribution, payment or similar benefit to any supplier, customer, governmental employee or other person who was, is or may be in a position to help or hinder the Company, or assist in connection with any actual or proposed transaction involving the Company, (a) which could subject the Company and/or BEA to any damage or penalty in any civil, criminal or governmental litigation or proceeding, or (b) the non-continuation of which in the future could result in a Material Adverse Effect or (c) which has resulted or could result, individually or in the aggregate, in any material adverse effect upon the business, operations, assets, or condition, financial or otherwise, of the Company. Neither the Seller nor the Company nor any of its and their directors, officers, employees or agents has (i) established or maintained any material unrecorded fund or asset of the Company for any purpose, or (ii)

                                   31 of 69
                 intentionally made any false entries on any books or records furnished in connection herewith to BEA.

     b.   Definition of Knowledge.  For the purposes of this Agreement, the
          -----------------------
          knowledge of Eagle, the Seller or the Company shall be deemed to be limited to the actual knowledge as of the Closing Date of Cliff Brake, Duane Woodford, John Versaggi, Chuck Covington, Mike Beroch, Russ Smith, Walt Knollenberg, Sam Villegas, Bill Good and Bill Waskey, without giving effect to imputed knowledge.

     c.   Limitation on Representations and Warranties.  Except as expressly set
          --------------------------------------------
          forth in Section 3.1, Seller makes no express or implied warranty of any kind whatsoever, including, without limitation, any representation or warranty as to (a) physical condition or value of any of the assets of the Company, (b) the future profitability or future earnings performance of the Company or (c) the accuracy, adequacy or completeness of any forward looking information provided to BEA or possessed by the Company, such as budgets, projections, business plans and strategic plans. ALL IMPLIED WARRANTIES OF MERCHANTIBILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE EXPRESSLY INCLUDED.

     d.   Schedules.  The schedules attached to this Agreement may be updated or
          ---------
          replaced and new schedules may be added for each representation and warranty, whether or not the representation and warranty contemplates the attachment of a schedule, at any time up to the time of Closing, but only with respect to matters arising after the date of this Agreement which are not in violation of Seller's and the Company's obligations under this Agreement. In the event that an updated, replacement or new schedule relates to a representation and warranty which does not contemplate such schedule, such representation and warranty shall be interpreted to accommodate such schedule.

4.   Representations and Warranties by BEA.  BEA represents and warrants to
     -------------------------------------
     Seller as follows:

     a.   Corporate Status.  BEA is a corporation duly organized, validly
          ----------------
          existing and in good standing under the laws of the State of Delaware and has all corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

     b.   Authority for Agreement.  This Agreement has been duly authorized,
          -----------------------
          executed and delivered by BEA and constitutes the valid and legally binding obligation of BEA and is enforceable against BEA in accordance with its terms, except to the extent such enforceability may be limited by bankruptcy, reorganization,

                                   32 of 69
          insolvency or similar laws of general applicability governing the enforcement of the rights of creditors or by the general principles of equity (regardless of whether considered in a proceeding at law or in equity). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not materially conflict with or result in any violation of or default under any provision of the certificate of incorporation or by-laws of BEA or any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to BEA or any of its properties. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority (other than as may be required to comply with the securities laws of any jurisdiction or pursuant to the HSR Act) is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby by BEA.

     c.   Litigation.  There are no judicial or administrative actions, suits,
          ----------
          proceedings or investigations pending, or to the knowledge of BEA threatened, which seek rescission of, seek to enjoin the consummation of or question the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement, nor does BEA know of any basis for any such action, suit, proceeding or investigation.

     d.   Brokers, Finders, etc.  All negotiations relating to this Agreement
          ---------------------
          and the transactions contemplated hereby have been carried on without the intervention of any person acting on behalf of BEA in such manner as to give rise to any valid claim against BEA, for any brokerage or finder's commission, fee or similar compensation.

     e.   Insolvency, Source of Funds.  As of the date hereof and after giving
          ---------------------------
          effect to the closing of the transactions contemplated hereby: (i) the fair value of BEA's assets, and the present fair saleable value of its assets, will be greater than its total liabilities (including, without limitation, unliquidated, contingent and disputed liabilities); (ii) BEA will be able to pay its debts and other liabilities as they become due; and (iii) BEA will have adequate capital for the business in which it is engaged and in which it intends to be engaged.

5.   Expenses.  Each party hereto shall assume and bear all of its expenses,
     --------
     costs and fees incurred or assumed by Seller, the Company, Eagle and GAMI, on the one hand, and BEA, on the other, in the preparation and execution of this Agreement, whether or not the transactions herein provided for shall be consummated, it being understood and agreed that Seller and not the Company shall assume and bear the legal and other expenses, costs and fees of the Company.

                                   33 of 69

6.   Survival of Representations and Warranties.  Subject to Section 7.2, all
     ------------------------------------------
     representations, warranties, covenants and agreements of Seller, the Company and BEA contained herein (including all schedules and exhibits hereto) or in each document, statement, certificate or other instrument referred to herein or delivered hereunder in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement and the Closing.

7.   Indemnities.
     ------------

     a.   Indemnification by Seller.
          -------------------------

                  (a)    Tax Indemnification.  Seller and Eagle hereby agree,
                         -------------------
                         jointly and severally, to indemnify BEA and the Company and their successors and assigns (collectively, the "BEA Indemnitees") against and hold them harmless from
                         (i) all liability for Income Taxes of the Company, or for which the Company might otherwise be liable, attributable to the Pre-Closing Income Tax Period and
                         (ii) all liability for Income Taxes and Other Taxes of Seller and any entity, other than the Company, which is or has been Affiliated with Seller as a result of Treasury Regulation (S) 1.1502-6(a), as a transferee or successor, by contract or otherwise and (iii) all liability for Income Taxes and Other Taxes (including, without limitation, income or franchise taxes and any sales, use or transfer tax) of the Company arising as a result of the treatment, for Tax purposes, of the transactions contemplated by this Agreement as a sale of its assets pursuant to Section 338(h)(10) of the Code and comparable provisions of any state or local Tax laws.

       BEA hereby agrees to indemnify Seller, the Company and their successors and assigns (collectively, the "Seller Indemnitees") and hold them harmless from any liability for Income Taxes of the Company other than those described in clauses (i), (ii) and (iii) of the first sentence of this
     Section 7.1(a).

       For purposes of this Agreement, the "Pre-Closing Income Tax Period" shall mean any taxable year (or portion thereof) or other period ending on or before the close of the Closing Date and shall include the period through the Closing Date. In order to appropriately allocate income Taxes relating to any taxable year or period that begins before and ends after the Closing Date, the parties hereto shall, to the extent permitted by applicable law, elect with the relevant taxing authority to terminate the taxable year as of the Closing Date. In any case where applicable law does not permit the Company to treat such date as of the end of a taxable year of the Company, then for

                                   34 of 69
     purposes of determining Seller's liability for state, local or foreign income Taxes of the Company for a portion of a taxable year, such determination shall be determined by a closing of the Company's books except that exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, shall be apportioned on a time basis. In order appropriately to apportion any Other Taxes, relating to any taxable year or period that begins before and ends after the Closing Date, (i) ad valorem Taxes (including, without limitation, real
                           -- -------
     and personal property Taxes) shall be accrued on a monthly basis over the period for which such Taxes are levied, or if it cannot be determined over what period such Taxes are being levied, over the fiscal period of the relevant taxing authority, in each case irrespective of the lien or assessment date of such Taxes, and (ii) franchise and other privilege Taxes not measured by income shall be accrued on a monthly basis over the period to which the privilege relates.

                  (b)    Other Indemnification. Seller and Eagle hereby agree,
                         ---------------------
                         jointly and severally, to indemnify and hold harmless the BEA Indemnitees against and in respect of any and all actions, suits, proceedings, demands, assessments, judgments, claims, losses, obligations, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees and expenses (hereinafter called a "Loss" or "Losses") relating to any of the following:

                         (i)    any inaccuracy in or breach of any
                                representation and warranty made by Seller to BEA herein (other than Section 3.1.21) or in any other document delivered to BEA in connection herewith;

                         (ii) the breach by Seller of, or failure of Seller to comply with, any of the covenants or obligations under this Agreement to be performed by Seller;

                         (iii) the breach by the Company of, or failure of the Company to comply with, any of the covenants or obligations under this Agreement to be performed by the Company, which breach or failure occurs on or prior to the Closing Date;

                         (iv) any and all Environmental Liabilities, including without limitation, those relating to the so-called Seaboard Chemical Corporation waste disposal site in Jamestown, North Carolina (the "Seaboard Site"); provided, however, that with
                                                  --------  -------
                                respect to

                                   35 of 69

                                Environmental Liabilities (other than those related to the Seaboard Site) incurred, other than pursuant to directives of governmental authorities, such Environmental Liabilities are incurred by the BEA Indemnitees in a reasonably cost efficient manner as necessary to satisfy applicable Environmental Laws; or

                         (v) the failure by Seller, Eagle, the Company or their respective employees and agents to operate the Savings Plan, the Burns Aerospace Corporation Hourly Tax-Sheltered Retirement Plan or the Burns Aerospace Corporation Money Purchase Pension Plan prior to the Closing on a qualified basis and in compliance with applicable law and each plan's terms .

     b.   Limitations on Indemnification Obligations.  The obligations of Seller
          ------------------------------------------
          and Eagle pursuant to the provisions of Section 7.1(b) are subject to the following limitations:

                    (a) the BEA Indemnitees shall not be entitled to recover under Section 7.1(b)(i) or Section 7.1(b)(ii), until the aggregate amount which the BEA Indemnitees would be entitled to recover thereunder, but for this Section 7.2(a), exceeds $150,000 and then only for the excess over such amount;

                    (b) the BEA Indemnitees shall not be entitled to recover under Section 7.1(b) unless a claim has been asserted by written notice, specifying in reasonable detail the alleged breach of representation and warranty, covenant or obligation delivered to Seller on or prior to the applicable "Expiration Date" (as hereinafter defined). For purposes of this Section 7.2(b), the following claims shall have the following Expiration Dates:

                         (i) the expiration of any applicable statute of limitations for claims made under Section 7.1(b)(i) in respect of Section 3.1.7 (Taxes) or
                                Section 3.1.10 (Employee Benefits);

                         (ii) the fifth anniversary of the Closing Date for claims made under (A) Section 7.1(b)(iv) (Environmental)

                                   36 of 69

                                (except claims relating to the Seaboard Site) or
                                (B) Section 7.1(b)(i) with respect to third party claims relating to the subject matter of
                                Section 3.1.15 (Warranty and Product Liability);

                         (iii) the eighteen months anniversary of the Closing Date for claims made (A) under Section 7.1(b)(i) in respect of any representations or warranties contained in Section 3.1, other than those referred to in Section 7.1(b)(i) or 7.1(b)(ii) above or in Section 7.2(b)(iv) below; or (B) under Sections 7.1(b)(ii) or 7.1(b)(iii); and

                         (iv) there shall be no Expiration Date (A) for claims made under Section 7.1(b)(i) in respect of Sections 3.1.1 (Corporate Status), 3.1.2 (Capitalization), 3.1.3 (Subsidiaries) and 3.1.4 (Authority for Agreement) or (B) for claims made under Section 7.1(b)(iv) relating to the Seaboard Site, and accordingly, claims may be made in respect thereof at any time.

                    (c) the BEA Indemnitees shall not be entitled to recover under Section 7.1(b) (other than with respect to claims under Section 7.1(b)(iv) relating to the Seaboard Site) to the extent the aggregate claims under Section 7.1(b) of the BEA Indemnitees exceed $7,500,000;

                    (d) the BEA Indemnitees shall not be entitled to recover under Section 7.1(b):

                         (i) with respect to title to any real property described as owned or leased by the Company in the Disclosure Schedule;

                         (ii) with respect to a misrepresentation or breach of warranty, covenant or condition by or of Seller or the Company which is contained herein if, at the time of Closing, BEA had actual knowledge of the misrepresentation or breach of warranty, covenant or condition, which for purposes of this paragraph (ii) shall mean the actual knowledge of Robert J.

                                   37 of 69

                                Khoury, Thomas P. McCaffrey, Larry Beard and
                                Edmund J. Moriarty;

                         (iii) to the extent the Loss to which the claim relates is covered by insurance (including title insurance) held by the Company; or

                         (iv) to the extent the matter in question, taken together with all similar matters, does not exceed the amount of any reserves with respect to such matter which are reflected in the Closing Date Balance Sheet.

                    (e) The BEA Indemnitees right to recover under Section 7.1(b)(iv) (Environmental Liabilities) (other than with respect to the Seaboard Site) shall be subject to the following terms and conditions:

                         (i) the BEA Indemnitees shall not be entitled to recover any amount until the aggregate amount which the BEA Indemnitees would be entitled to recover thereunder, but for this Section 7.2(e)(i), exceeds $250,000 and then only for the excess over such amount, subject to the remainder of this Section 7.2(e);

                         (ii) the amount which the BEA Indemnitees shall be entitled to recover, after satisfying the deductible referred to in Section 7.2(e)(i), shall be limited to fifty percent (50%) of the Losses incurred for Environmental Liabilities, until such Losses exceed $1,250,000 (ignoring the application of any payment of indemnification under this Agreement), with the effect that the Seller Indemnitees and the BEA Indemnitees shall share, on a fifty-fifty basis, responsibility for such Losses which in the aggregate are in excess of $250,000 but not more than $1,250,000, subject to the remainder of this Section 7.2(e);

                         (iii) the Seller Indemnitees shall be solely responsible for Losses incurred for Environmental Liabilities to the extent they exceed $1,250,000 (ignoring the

                                   38 of 69
                                application of any payment of indemnification under this Agreement), subject to the remainder of this Section 7.2(e); and

                         (iv) the BEA Indemnitees shall not be entitled to recover and shall be solely responsible for, and the Seller Indemnitees shall have no responsibility for, Losses incurred for Environmental Liabilities to the extent they exceed $3,250,000 (ignoring the application of any payment of indemnification under this Agreement).

     c.   Indemnification by BEA. BEA hereby agrees to indemnify and hold
          ----------------------
          harmless Seller, Eagle, GAMI, the Company and their successors and assigns (collectively, the "Seller Indemnitees") against and in respect of any and all Losses relating to any of the following:

                         (i)    any inaccuracy in or breach of any
                                representation and warranty made by BEA to Seller herein or in any other document delivered to Seller, Eagle, GAMI or the Company in connection herewith;

                         (ii) the breach by BEA of, or failure of BEA to comply with, any of the covenants or obligations under this Agreement to be performed by BEA;

                         (iii) any liabilities to pay severance benefits to employees of the Company whose employment is terminated after the Closing Date or any liability under any Federal or state civil rights or similar law, or the so-called "WARN Act", resulting from the termination of employment of employees after the Closing Date;

                         (iv) the liabilities and obligations of Eagle Industries, Inc. and its Affiliates in respect of (A) the leases for two (2) Mitsui Seiki Machining Centers (IER 3061-9-002 and IER 3061-9-005) subleased to the Company under a certain master lease agreement and (B) the Guaranty of Eagle Industries, Inc. dated October 6, 1993, of the Company's performance under certain equipment leases with United States Leasing Corporation;

                                   39 of 69

                         (v) any liabilities or obligations incurred by a Seller Indemnitee as a result of any BEA Offering Material, including without limitation, any such liabilities or obligations resulting from any untrue statement of a material fact relating to such Seller Indemnitee contained in any BEA Offering Material or the omission from any BEA Offering Material of any material fact relating to such Seller Indemnitee required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, except to the extent such liability or obligation results from the fact that any Company Material included in or used with any BEA Offering Material contained any untrue statement of a material fact or failed to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, considering for the purposes of this exception only the Company Material on its own, apart from other BEA Offering Material and not in the context of other BEA Offering Material not consisting of Company Material. For purposes of this Agreement, any and all private placement memoranda, offering circulars, financial statements, schedules, exhibits and/or other material, documents or information of any nature whether oral or written provided to investors, prospective investors, investment bankers, brokers, placement agents, other financial intermediaries, or institutions, national securities exchanges, over-the-counter markets or other third parties, which relate to the public or private sale or offer for sale of any equity or debt securities of BEA, including, without limitation pursuant to Rule 144A of the Securities Act, and which refer to the Company or Seller in any manner or include or incorporate in any manner any financial or other information concerning the Company or Seller, whether or not provided to BEA by the Company or Seller, are referred to hereinafter collectively as "BEA Offering Material." Any

                                   40 of 69
                                financial statements or other written documents concerning the Company or Seller which are provided to BEA by Seller which are included in or with any BEA Offering Material in form and substance as provided by Seller are referred to hereinafter collectively as "Company Material."

                         (vi) any damage to Seller's property or injury to third persons resulting from BEA's negligence or misconduct in connection with the exercise of its rights under Section 9 hereof; or

                         (vii) the operation of the Savings Plan after the Closing, provided Seller effects the transfers contemplated by Section 16.1(a).

     d.   Certification of Losses, etc.  Promptly after the receipt by a BEA
          ----------------------------
          Indemnitee or a Seller Indemnitee of notice of any claim or the commencement of any action or proceeding which may result in a Loss or Losses for which indemnification may be sought hereunder (a "Claim"), the party so seeking indemnification (the "Indemnified Party") shall give to each party from whom indemnification may be sought (the "Indemnifying Party") written notice (the "Indemnification Notice") reasonably identifying such claim or the commencement of such action or proceeding and give the Indemnifying Party a copy of such claim and/or process and all legal pleadings in connection therewith; provided, however, that, subject to the limitations contained in
          --------  -------
          Section 7.2(b), the failure to give such notice or of such notice so to identify such claim or commencement shall not relieve the Indemnifying Party of any indemnification obligations contained in this Section 7, except where, and solely to the extent that, such failure actually and materially prejudices the rights of the Indemnifying Party or otherwise increases the liability for which the Indemnifying Party is responsible.

          i.   Third Party Claims.  If the Indemnification Notice relates to a
               ------------------
               Claim by a third party, then the Indemnifying Party shall have, upon request within sixty (60) days after receipt of the Indemnification Notice, but not in any event after the settlement or compromise of such Claim as permitted by this Agreement, the right to defend, at its own expense and by its own counsel, any such matter involving the asserted liability by the Indemnified Party; provided, however, that if the Indemnified Party
                      --------  -------
               determines that there is a reasonable probability that a Claim may materially and adversely affect it, other than as a result of money payments required to be reimbursed by the Indemnifying Party under this Section 7, the Indemnified Party shall have the right to defend,

                                   41 of 69
               compromise or settle such Claim; and provided, further, that such
                                                    --------  -------
               settlement or compromise shall not, unless consented to in writing by the Indemnifying Party, be relevant as to the liability of the Indemnifying Party to the Indemnified Party. In any event, the Indemnifying Party and its counsel shall cooperate with the Indemnified Party in the defense against, or compromise of, any such Claim, and both the Indemnified Party and the Indemnifying Party shall have the right to participate in the defense of such Claim. In the event that the Indemnifying Party shall decline to participate in or assume the defense of such Claim, prior to paying or settling such Claim, the Indemnified Party shall first supply the Indemnifying Party with a copy of a final court judgment or decree holding the Indemnified Party liable on such Claim or, failing such judgment or decree, the terms and conditions of the settlement or compromise of such Claim. The failure of the Indemnified Party to supply such final court judgment or decree or the terms and conditions of a settlement or compromise shall not relieve the Indemnifying Party of any of its indemnification obligations contained in this
               Section 7, except where, and solely to the extent that, such failure actually and materially prejudices the rights of the Indemnifying Party.

          ii.  Non-Third Party Claim; Arbitration.  If the Indemnification
               ----------------------------------
               Notice does not relate to a Claim by a third party, the Indemnifying Party shall have fifteen (15) business days after receipt of such Indemnification Notice to object to the subject matter and/or the amount of the Claim for indemnification set forth in such Indemnification Notice by delivering written notice thereof to the Indemnified Party. If the Indemnifying Party does not so object within such fifteen-business-day period, it shall be conclusively deemed to have agreed to the matters set forth in such Indemnification Notice. If the Indemnifying Party sends notice to the Indemnified Party objecting to the matters set forth in such Indemnification Notice, the parties shall use their best efforts to settle such claim for indemnification. If the parties are unable to settle such dispute, the question shall be submitted to a single arbitrator to be settled by arbitration in Winston-Salem, North Carolina, in accordance with the Expedited Procedures provisions of the Commercial Arbitration Rules of the American Arbitration Association existing at the date thereof, to the extent not inconsistent with this Agreement, by a single arbitrator experienced in the matters at issue jointly selected by BEA and Seller. The decision of the arbitrator shall be final and binding as to any matters submitted to him or her under this Agreement, and to the extent this decision is that a Loss has been suffered for which either party is to be indemnified under this Agreement, it shall be promptly satisfied; provided, however, that, if necessary, such decision and satisfaction

                                   42 of 69
               procedure may be enforced by either party in any court of record having jurisdiction over the subject matter or over any of the parties hereto. All costs and expenses incurred in connection with any such arbitration proceeding shall be borne by the party against whom the decision is rendered. If no decision is rendered, the party initiating the claim for indemnification will bear all costs and expenses in connection with arbitration proceedings. If the decision is a compromise, the parties shall each pay their own costs and expenses in connection with arbitration proceeding.

     e.   Termination of Rights Hereunder.  Notwithstanding any other provision
          -------------------------------
          hereof, no Claim for any Loss resulting from the inaccuracy of any representation or warranty shall be made or lawsuit instituted (except for Reserved Claims) after the applicable Expiration Date for such representation and warranty. "Reserved Claims" shall mean any Claims as to which the BEA Indemnitee has given an Indemnification Notice prior to the applicable Expiration Date for the matter with respect to which the Claim is made.

     f.   Indemnification Exclusive Remedy.  In the absence of fraud,
          --------------------------------
          indemnification pursuant to the provisions of this Section 7 shall be the exclusive remedy of the parties for any misrepresentation or breach of any warranty or covenant contained in this Agreement or in any closing document executed and delivered pursuant to the provisions of this Agreement; and the only legal action which may be asserted by any party with respect to any matter which is the subject of this Agreement shall be a contract action to enforce, or to recover damages under this Section 7. Without limiting the generality of the preceding sentence, no legal action sounding in tort or strict liability may be maintained by any party. Excepting only the specific remedies provided in this Agreement, BEA hereby forever waives and releases Seller from any and all claims, causes of action or remedies that BEA may now have or hereafter acquire against Seller, whether under any statute, ordinance, regulation, theory or principle of common law or otherwise, for any Environmental Liabilities or diminution in value.

     g.   Coordination on Environmental Liability.  In connection with any Claim
          ---------------------------------------
          relating to an Environmental Liability, BEA or the BEA Indemnitee shall cause to be furnished to Seller drafts of all proposed remediation plans or other material documents not less than five business days prior to the date on which they are submitted to any governmental authorities or any third party claimant or potential claimants, give Seller a reasonable opportunity to comment on such draft plans, and consider in good faith all changes proposed by Seller or its representatives thereto. Inadvertent failure of BEA or the BEA Indemnitee to provide such drafts in a timely manner shall not impair BEA or the BEA

                                   43 of 69

          Indemnitee's Claims for indemnity hereunder, except to the extent Seller is actually prejudiced thereby.

8.   Certain Covenants of Seller.
     ---------------------------

     a.   Non-Competition and Confidentiality.
          -----------------------------------

                    (a)  Non-Competition.  Neither Seller, Eagle, GAMI nor any
                         ---------------
                         of their respective Affiliates shall, directly or indirectly, for a period of five years after the
                         Closing:

                         (i) engage or participate, anywhere in the world, as an owner, partner, shareholder, consultant or (without limitation by the specific enumeration of the foregoing) otherwise in any business which competes with the business conducted by the Company as of the Closing Date;

                         (ii) offer employment to any employee of the Company, without the prior written consent of BEA, unless
                                (A) such employee has been terminated by the Company without cause or (B) the employment with the Company of such employee has otherwise been terminated for more than one (1) year; or

                         (iii) solicit any customer of the Company which has been a customer of the Company within the past three (3) years to purchase any product or service which could be supplied by the Company as of the Closing Date;

     provided, however, that the foregoing shall not prohibit the ownership of securities of corporations which are listed on a national securities exchange or traded in the national over-the-counter market ("Public Companies") in an amount which shall not exceed 5% of the outstanding shares of any such corporation and further provided that the foregoing shall not prohibit the purchasing, owning, managing or operating of or having an interest in any business that is included in a larger acquisition by Seller or any of its Affiliates after the date hereof, if such business generates at the time of the acquisition less than ten percent (10%) of the gross revenues of all of the businesses acquired.

                                   44 of 69

                    (b)  Confidentiality.  Neither Seller, Eagle, GAMI nor any
                         ---------------
                         of their Affiliates shall at any time from and after the Closing Date, directly or indirectly, without the prior written consent of BEA, disclose or use for the benefit of any party other than BEA or the Company in any way any confidential information involving or relating to the business of the Company, whether now existing or hereafter arising. Confidential Information means any and all information of the Company and its Affiliates that is not generally known by others with whom they compete or do business, or with whom they plan to compete or do business and any and all information, which, if disclosed would assist in competition against them. Confidential Information may include without limitation such information relating to (i) the development, research, testing, manufacturing, marketing and financial activities of the Company and its Affiliates, (ii) the costs, sources of supply, financial performance and strategic plans of the Company and its Affiliates, (iii) the identity and special needs of the customers of the Company and its Affiliates and (iv) the people and organizations with whom the Company and its Affiliates have business relationships and those relationships. Confidential Information also includes comparable information that the Company or any of its Affiliates have received belonging to others or which was received by the Company or any of its Affiliates with any understanding, express or implied, that it would not be disclosed. This Section 8.1(b) shall not apply to information (i) which was in the public domain (other than as a result of disclosure in violation hereof by Seller an Affiliate thereof) or independently received from a third party with a right to disclose such information or (ii) to the extent that disclosure is required by law. Seller and its Affiliates shall advise the Company of any request, including a subpoena or similar legal inquiry, to disclose any such Confidential Information, so that the Company can seek appropriate legal relief.

                    (c)  Remedies.  Seller, Eagle and GAMI acknowledge and agree
                         --------
                         that, because BEA's legal remedies may be inadequate in the event of a breach of the covenants of Seller in this Section 8, in addition to damages, such covenants may be enforced by injunction or other equitable remedies. Seller, Eagle and GAMI also acknowledge and agree that no

                                   45 of 69
                         breach by BEA to perform any of the covenants and obligations of BEA under this Agreement or otherwise shall relieve Seller, Eagle or GAMI of any of their obligations under this Section 8.

                  (d)    Acknowledgment; Severability.  The parties agree that
                         ----------------------------
                         the provisions set forth in this Section 8, including, without limitation, as to duration and scope, are reasonable to protect the legitimate interests of BEA and the Company and the good will of their respective businesses. The provisions of this Section 8 are severable, and in the event that any provision hereof should, for any reason, be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof, and such invalid or unenforceable provision shall be construed by limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law.

9.   Access, Information, Documents, Consultation, etc.  On and prior to the
     -------------------------------------------------
     Closing Date, the parties agree to provide access and information to each other and to cooperate, as follows:

     a.   Access by BEA to the Company.  Subject to the Environmental Access
          ----------------------------
          Agreement between Seller, the Company and BEA of even date herewith, the Company shall, and Seller shall cause the Company to, (a) give to BEA, and to its counsel, accountants and other representatives, full and free access at all times during normal business hours to all of the properties, documents, books, records, contracts, commitments and records of the Company and furnish to BEA all such documents and copies of documents (certified as authentic if requested) and information BEA or its representatives from time to time may reasonably request, (b) authorize its independent public accountants,
          (i) to permit BEA's accounting personnel and other representatives of BEA to examine all records and working papers pertaining to their audits and other reviews of the Company's financial statements, and
          (ii) to meet and confer with and disclose fully to such representatives such information concerning the business and financial condition and prospects of the Company, and (c) keep BEA informed as to any material developments in the affairs of the Company.

     b.   Preparation for Closing.  BEA, the Company and Seller each agree to
          -----------------------
          use commercially reasonable efforts to bring about the fulfillment of the conditions precedent contained in this Agreement.

                                   46 of 69

10.  No Solicitation of Other Offers.  Until the Closing or the earlier
     -------------------------------
     termination of this Agreement, neither GAMI, Eagle, Seller nor the Company will, and each will cause its respective Affiliates, directors, officers, employees, representatives and agents not to, directly or indirectly, solicit or initiate or enter into discussions or transactions with, or encourage, or provide any information to, any corporation, partnership or other entity or group (other than BEA) concerning any sale of stock of, or any merger or sale of securities or substantially all the assets of, or any similar transaction involving, the Company.

11.  Conduct Prior to Closing.
     ------------------------

     a.   Obligations of the Company and Seller.  From the date hereof to the
          --------------------------------------
          Closing or the prior termination of this Agreement, except as expressly called for by this Agreement or otherwise consented to by BEA in writing, the Company shall, and Seller shall cause the Company to:

                  (a) carry on the business of the Company in, and only in, the usual, regular and ordinary course in substantially the same manner as heretofore carried on and, to the extent consistent with such business, use reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and employees, and preserve its relationships with customers, suppliers and others having business dealings with them, so that they will all be available to BEA and the Company after the Closing;

                  (b) maintain in all material respects all of the material structures, equipment and other tangible personal property of the Company in good repair, order and condition in all material respects except for depletion, depreciation, ordinary wear and tear and damage by fire or other casualty;

                  (c) keep in full force and effect insurance comparable in amount and scope of coverage to insurance now carried by the Company;

                  (d) maintain the books of account and records of the Company in the usual, regular and ordinary manner;

                  (e) comply in all material respects with all statutes, laws, ordinances, rules and regulations applicable to the Company and the conduct of its business;

                                   47 of 69

                  (f)    not amend the charter or by-laws of the Company;

                  (g) not merge or consolidate with, or agree to merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire any business or any corporation, partnership, association or other business organization or division thereof;

                  (h) not take, or permit or suffer to be taken, any action which is represented and warranted in Section 3.1.6 not to have been taken; and

                  (i) promptly advise BEA in writing of any material adverse change in the financial condition, operations or business of the Company of which Seller has knowledge.

     b.   Obligations of BEA.  Until the Closing, BEA shall not disclose to any
          ------------------
          third party (other than to its directors, officers, employees, agents, attorneys, consultants, accountants and lenders, and the officers, directors and employees of BEA's Affiliates, having a need to know such information in connection with the transaction contemplated hereby), or use for any purpose other than evaluating and carrying out the transaction contemplated hereby, any confidential information involving or relating to the business of the Company, whether now existing or hereafter arising. Confidential information means any and all information of the Company and its Affiliates that is not generally known by others with whom they compete or do business, or with whom they plan to compete or do business and any and all information, which, if disclosed by BEA or its Affiliates would assist in competition against the Company or its Affiliates. Confidential information may include without limitation such information relating to (i) the development, research, testing, manufacturing, marketing and financial activities of the Company and its Affiliates, (ii) the costs, sources of supply, financial performance and strategic plans of the Company and its Affiliates, (iii) the identity and special needs of the customers of the Company and its Affiliates and (iv) the people and organizations with whom the Company and its Affiliates have business relationships and those relationships. This Section 11.2 shall not apply to information (i) which was in the public domain (other than as a result of disclosure in violation hereof by BEA or an Affiliate thereof) or independently received from a third party with a right to disclose such information, (ii) which was previously known by BEA, or (iii) to the extent that disclosure is required by law. BEA shall advise the Company of any request, including a subpoena or similar legal inquiry, to

                                   48 of 69
          disclose any such Confidential Information, so that the Company can seek appropriate legal relief.

12.  Conditions Precedent to BEA's Obligations.  All obligations of BEA under
     -----------------------------------------
     this Agreement are subject to the fulfillment prior to or at the Closing of each of the following conditions:

     a.   Representations and Warranties.  The representations and warranties
          ------------------------------
          made by Seller in this Agreement (including all exhibits and schedules hereto) or in any statement, list or certificate furnished pursuant to an express requirement hereof, shall be true and correct when made and shall be repeated and shall be true and correct in all material respects at and as of the time of the Closing without giving effect to any updated or new schedules provided pursuant to Section 3.4.

     b.   Performance by the Company and Seller; Certificate.  The Company and
          --------------------------------------------------
          Seller shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.

     c.   Consents.  All consents, approvals, permits or waivers necessary to
          --------
          permit the consummation of the transactions contemplated hereby or otherwise reasonably requested by BEA, without affecting any rights of BEA or Seller under any contractual obligations, shall have been obtained.

     d.   Due Diligence.  BEA shall have completed and be fully satisfied with
          -------------
          its due diligence review of the Company, provided, however, that BEA's right to terminate this Agreement pursuant to this Section 12.4 shall expire on January 12, 1996, except with respect to matters relating to possible Environmental Liabilities, as to which such right shall expire on January 31, 1996.

     e.   Availability of Financing.  Financing in an amount at least equal to
          -------------------------
          the Purchase Price shall be available to BEA on the Closing Date on terms commercially reasonably acceptable to BEA.

     f.   Absence of Litigation.  No action or proceeding shall have been
          ---------------------
          instituted and no bona fide threat of the same shall have been made prior to or at the Closing Date before any court or governmental body or authority pertaining to the transactions contemplated hereby, the result of which could prevent or make illegal the consummation of such transactions or which could result in a Material Adverse Effect.

                                   49 of 69

     g.   Approval of Proceedings; Documentation.  All corporate and other
          --------------------------------------
          proceedings in connection with the transactions contemplated by this Agreement, including, without limitation, all applicable statutes and regulations, and the form and substance of all opinions, certificates and other documents hereunder shall be reasonably satisfactory in form and substance to BEA and its counsel and, where appropriate, certified by proper corporate or governmental authorities.

     h.   HSR Act.  The waiting period required by the HSR Act (as hereinafter
          -------
          defined) (and any extension thereof) shall have expired or been terminated.

     i.   Release of Liens.  Release of all liens and encumbrances, other than
          ----------------
          Permitted Encumbrances, on the Outstanding Stock and the Company's assets.

13.  Conditions Precedent to the Obligations of Seller.  The obligation of
     -------------------------------------------------
     Seller to consummate the transactions contemplated hereby shall be subject to the fulfillment prior to or at the Closing of each of the following conditions:

     a.   Representations and Warranties.  The representations and warranties
          ------------------------------
          made by BEA in this Agreement shall be true and correct when made and shall be repeated and shall be true and correct in all material respects at and as of the time of Closing.

     b.   Performance of BEA; Certificate of BEA Officer.  BEA shall have
          ----------------------------------------------
          performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

     c.   Absence of Litigation.  No action or proceeding shall have been
          ---------------------
          instituted and no bona fide threat of the same shall have been made prior to or at the Closing Date before any court or governmental body or authority pertaining to the transactions contemplated hereby, the result of which could prevent or make illegal the consummation of such transactions.

     d.   Approval of Proceedings; Documentation.  All corporate and other
          --------------------------------------
          proceedings in connection with the transactions contemplated by this Agreement and the form and substance of all opinions, certificates and other documents hereunder shall be satisfactory in form and substance to Seller and their counsel and, where appropriate, certified by proper corporate or governmental authorities.

     e.   HSR Act.  The waiting period required by the HSR Act (and any
          -------
          extension thereof) shall have expired or been terminated.

     f.   Assumption of Lease Obligations and Guarantees.  BEA shall have
          ----------------------------------------------
          assumed the obligations of Eagle Industries, Inc. and its Affiliates in respect of (a) the leases

                                   50 of 69
          for two (2) Mitsui Seiki Machining Centers (IER 3061-9-002 and IER 3061-9-005) subleased to the Company under a certain master lease agreement and (b) the Guaranty of Eagle Industries, Inc. dated October 6, 1993, of the Company's performance under the equipment leases with United States Leasing Corporation set forth in the Disclosure Schedule.

     g.   Consents.  All consents, approvals, permits or waivers necessary to
          --------
          permit the consummation of the transactions contemplated hereby or otherwise reasonably requested by BEA shall have been obtained.

     h. BEA shall have furnished to Seller a copy of any BEA Offering Material in which specific reference to the Company or Seller is made, and Seller shall have consented to all references in such BEA Offering Material to the Seller or the Company (other than in financial statements furnished by Seller to BEA), which consent shall not be unreasonably withheld. If Seller fails to notify BEA that it objects to any such reference within three business days after being furnished the BEA Offering Material in which such reference is contained, Seller shall be deemed for all purposes to have consented thereto.

14.  Tax Matters.
     -----------

                  (a) Each of BEA and Seller agrees to make a timely election pursuant to Section 338(h)(10) of the Code, and each of BEA and Seller agrees to make any comparable elections under any applicable state or local Tax laws, in each case with respect to the acquisition of the Company. Seller will pay any Taxes attributable to the making of the Section 338(h)(10) Election and will indemnify the Buyer and the Company against any such Taxes.

                  (b) Upon the election made under Section 338(h)(10) of the Code or comparable provisions of any state or local Tax laws, BEA, Seller and the Company agree that they will allocate the Purchase Price on the sale of assets deemed to occur as a result of the election in a manner consistent with applicable law and regulations and in accordance with an appraisal of those assets to be obtained by BEA (at its own expense). Seller, BEA and the Company each agree that for Income Tax and Other Tax and book purposes they will report the transaction (and any deemed sale resulting from such election) in a manner consistent with the foregoing allocations and neither BEA, Seller nor the Company will, without the written consent of each other, take a position

                                   51 of 69
                         for Income Tax or Other Tax purposes inconsistent with the foregoing allocations on audit, in a claim for refund or otherwise.

                  (c) Seller will include the income of the Company (including any deferred income triggered into income by Treas. Reg. (S) 1.1502-13 and Treas. Reg. (S) 1.1502-14
                         and any excess loss accounts taken into income under Treas. Reg. (S) 1.1502-19) on the GAMI Consolidated Group consolidated Income Tax Returns for all periods through the Closing Date and pay any Income Taxes attributable to such income. The Company will furnish information to Seller for inclusion in Seller Consolidated Group consolidated Income Tax Return for the period which includes the Closing Date in accordance with the Company's past custom and practice. Seller will allow the Buyer an opportunity to review and comment upon such Income Tax Returns (including any amended returns) to the extent that they relate to the Company. Seller will take no position on such returns that relate to the Company that would result in a Material Adverse Effect.

                  (d) For any taxable period of the Company that includes (but does not end on) the Closing Date, BEA shall timely prepare and file with the appropriate authorities all Income and Other Tax Returns required to be filed, and (subject to the provisions of Section 7.1(a) above) will pay all Other Taxes due with respect to such Tax Returns, reports and forms.

                  (e) Seller shall be liable for any sales, use, conveyance, stamp, duty, transfer, reporting, recording and similar fees and Other Taxes in connection with any of the transactions contemplated by this Agreement.

                  (f) Seller, the Company and BEA shall cooperate and shall cause their respective officers, employees, agents, auditors and representatives to cooperate in preparing and filing all returns, reports and forms relating to Taxes, including maintaining and making available to each other all records necessary in connection with the Taxes and in resolving all disputes and audits with respect to all taxable periods relating to Taxes.

                                   52 of 69

15.  Responsibility for Insurance Coverage.
     -------------------------------------

     a.   Liability and Workers Compensation Insurance.  As set forth in Section
          3.1.13 and/or the Disclosure Schedule, the Company is an insured party under current general liability, products liability, auto liability, employers' liability and workers' compensation insurance policies of Seller or its Affiliates other that the Company (a "Seller Insured Entity"), which provide coverage on an "occurrence" basis during the applicable policy period (the "Current Insurance"). As between Seller Insured Entity and the Company, Seller Insured Entity shall be responsible and liable for all claims associated with occurrences prior to the Closing of a category or type subject to coverage under the Current Insurance but only to the extent, it (or a third party on its behalf) actually receives insurance proceeds or protection relating thereto (a "Covered Claim"). To the extent such Covered Claim is subject to a deductible or self-insured retention, or the liability exceeds the proceeds received, or such insurance proceeds are not otherwise available, the Company shall be responsible and liable for said amount and shall reimburse Seller Insured Entity within thirty
          (30) days of receipt of a request for reimbursement, with interest accruing at the rate of 10% per annum for payments not received within such thirty (30) day period. In the event Seller determines to enter into a "buy-out agreement" with an insurance carrier pursuant to which Seller pays consideration to eliminate the deductible or self-insured retention with respect to all or a portion of a particular policy period, then Seller shall notify BEA of its intention to enter into such transaction and the terms thereof. BEA shall have thirty (30) days from the receipt of such notice to elect to participate in such transaction by irrevocably agreeing to pay its portion of the consideration paid by Seller. If BEA elects not to so participate, it will continue to be charged pursuant to this Section 15.1 as though such buy-out transaction had not occurred. In the event BEA or the Company determines to enter into such a "buy-out agreement" after the closing with respect to claims relating to the Company, Seller and/or Eagle will consent to such agreement so long as Seller and Eagle are released from liability with respect to such claims, upon terms reasonably acceptable to Eagle.

     b. Seller Insured Entity or its insurer shall have sole right to assume and conduct the defense of any Covered Claims; provided however that in the event a Covered Claim could result in liability to the Company in an amount exceeding $10,000, any decisions with respect to disposition of the claim shall be made on a joint basis by Seller and BEA, and BEA shall have the right to participate in the defense of such claim at its own expense. Seller Insured Entity shall not be obligated to BEA for any legal or other expenses incurred with respect to the defense of Covered Claims. BEA shall cause the Company to cooperate in the

                                   53 of 69
          defense of the Covered Claims and to provide records and other information necessary or appropriate to such defense, as requested by Seller Insured Entity or its insurer. BEA shall not take any action, or omit to take any action, which may materially adversely affect the availability of insurance coverage with respect to Covered Claims.

16.  Employee Benefits Matters.
     -------------------------

     a.   Retirement Plans
          ----------------

                  (a) Seller shall cause the trustee of the Eagle Industrial Products Corporation Employee Savings Plan (the "Savings Plan") to transfer to the trustee of a qualified defined contribution plan maintained by BEA or an entity which is treated as a single employer with BEA pursuant to Section 414(b), (c) or (m) of the Code ("BEA Affiliate"), either currently existing or hereinafter established by BEA or a BEA Affiliate (the "Transferee Savings Plan"), in cash or in marketable securities acceptable to BEA, the entire value of each Transferred Employee's accounts under the Savings Plan as determined under the provisions of the Savings Plan. "Transferred Employee" means each employee of the Company on the Closing Date who is a participant in the Savings Plan. Unless otherwise agreed by Seller and BEA, the transfer shall occur within ninety (90) calendar days after BEA obtains and presents to Seller a determination letter issued by the Internal Revenue Service evidencing that the Transferee Savings Plan is qualified under the applicable provisions of the Code, or evidence reasonably satisfactory to Seller that an application for a determination letter for the Transferee Savings Plan has been filed with the IRS prior to the end of the applicable remedial amendment period, or other evidence satisfactory to Seller that the Transferee Savings Plan is qualified under the applicable provisions of the Code. Such evidence of qualification shall be provided by BEA within sixty
                         (60) days of the Closing Date.

                  (b) After the transfers described above, none of Seller, any affiliate of Seller, nor the Savings Plan shall have any liability or obligation to pay or otherwise provide to the Transferred Employees any benefits accrued or provided for under the Savings Plan, and BEA shall assume full liability for such benefits; all Transferred Employees shall cease

                                   54 of 69
                         active participation in the Savings Plan as of the Closing Date.

                  (c) The Transferee Savings Plan (i) shall provide that all benefits transferred to such plan pursuant to Section 16.1(a) shall remain fully vested; and (ii) shall recognize the service with the Company of the Transferred Employees who participated in the Savings Plan immediately prior to the Closing Date for eligibility and vesting purposes under the Transferee Savings Plan.

                  (d) Within forty-five (45) days after the Closing, the Company shall pay to the trustee of the Savings Plan all required Employer and Employee Contributions of the Company to the Savings Plan not made as of the Closing Date for all calendar months ending on or prior to the Closing Date and for the calendar month in which the Closing Date occurs. For purposes of this paragraph, the Employee Contributions shall be those amounts withheld or required to be withheld from employees' compensation for the period which includes the Closing Date, and Employer Contributions shall be the Employer Contributions that would be required to be made with respect to such Employee Contributions. Seller shall cause the Company to pay to the trustee of the Savings Plan all required Employer and Employee Contributions relating to all periods prior to that referred to in the preceding sentence.

                  (e) BEA shall have no liability whatsoever for any failure by Seller or the Company, their employees or agents, to operate the Savings Plan, the Burns Aerospace Corporation Hourly Tax-Sheltered Retirement Plan or the Burns Aerospace Corporation Money Purchase Pension Plan prior to the Closing on a qualified basis and in compliance with applicable law and each plan's terms.

     b.   Welfare Benefits.    BEA acknowledges that employees of the Company
          ----------------
          shall be ineligible to participate in any employee welfare benefit plans maintained by Seller or its affiliates after the Closing and agrees that none of Seller, its affiliates nor any employee welfare benefit plan (within the meaning of Section (3)(1) of ERISA) maintained by Seller or its affiliates shall be liable for any claim incurred by an employee of the Company after the Closing, and the Company shall bear all such liability, if any. For purposes of the preceding

                                   55 of 69
          sentence, a claim shall be deemed incurred when the service which results in such claim is rendered, irrespective of when the illness or injury giving rise to such services, was first contracted or incurred.

17.  HSR Compliance.  Each of the parties will use reasonable efforts to comply
     --------------
     with requests for information received from any antitrust agency (whether pursuant to the terms of a "second request" or otherwise) with respect to the respective premerger notification filings of the parties under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended and the rules promulgated thereunder (the "HSR Act"). Each of the parties shall pay its own legal and other expenses in connection with the performance of its obligations under this Section 17.

18.  Right to Terminate.  Notwithstanding anything to the contrary herein, this
     ------------------
     Agreement and the transaction contemplated hereby may be terminated at any time prior to the Closing by prompt notice given in accordance with Section 25:

                  (a)    by the mutual written consent of BEA and Seller; or

                  (b) by either of such parties if the Closing shall not have occurred at or before 11:59 p.m. on February 29, 1996; provided, however, that the right to terminate this Agreement under this Section 18.1(b) shall not be available to any party whose failure to fulfill any of its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or prior to the aforesaid date.

                  (c) by either party in the event that the waiting period under the HSR Act shall not have expired or been terminated on or before February 29, 1996, and the termination right set forth in this sub-paragraph (c) shall be exercisable by either party at any time after February 29, 1996 until the waiting period shall have expired or have been terminated.

19.  Publicity.  Except as otherwise required by law or applicable stock
     ---------
     exchange or NASDAQ rules, press releases concerning this transaction shall be made only with the prior agreement of BEA and Seller.

20.  Entire Agreement.  This Agreement, together with the schedules and exhibits
     ----------------
     hereto, constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties,

                                   56 of 69
     and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein.

21.  Amendment.  This Agreement may be amended by the parties hereto at any
     ---------
     time, but only by an instrument in writing duly executed and delivered on behalf of each of the parties hereto.

22.  Headings.  Section headings are not to be considered part of this Agreement
     --------
     and are included solely for convenience and are not intended to be full or accurate descriptions of the content thereof. References to sections are to portions of this Agreement, unless the context otherwise requires.

23.  Exhibits. etc.  Exhibits, schedules and other documents referred to in this
     -------------
     Agreement are an integral part of this Agreement.

24.  Successors and Assigns.  All of the terms and provisions of this Agreement
     ----------------------
     shall be binding upon and shall inure to the benefit of the parties hereto and their respective transferees, successors and assigns. This Agreement shall not be assigned, in whole or in part, prior to the Closing by any party, without the prior written consent of the other parties.

25.  Notices.  All notices, requests, demands and other communications hereunder
     -------
     shall be in writing and shall be deemed to have been duly given if delivered or mailed, first-class postage prepaid,

       (a)    If to Seller or Eagle, to it at:

              Eagle Industrial Products Corporation
              Two North Riverside Plaza
              Chicago, Illinois 60606
              Attention: Gus J. Athas, Esq., Vice President and General Counsel
                 Fax No.: (312) 906-8402

       (b)    If to GAMI, to it at:

              Great American Management and Investment, Inc.
              Two North Riverside Plaza
              Chicago, Illinois 60606
              Attention:

       (c)    If to BEA, to it at:

                                   57 of 69

              BE Aerospace, Inc.
              1400 Corporate Center Way
              Wellington, Florida 33414
              Attention: Mr. Amin J. Khoury
              Chairman of the Board
              Fax No.: (407) 791-1272

              and: Edmund J. Moriarty, Esq.
                   Vice President and General Counsel
                   Fax No.: (407) 791-1272

or, in each case, at such other address as the party receiving notice shall have furnished in writing to the party giving notice and shall be deemed effective upon receipt by the recipient or addressee, as the case may be.

26.  Accounting Terms.  All accounting terms not otherwise defined herein  or in
     ----------------
     the Audited Financial Statements or the Unaudited Financial Statements have the meanings assigned to them in accordance with generally accepted accounting principles as in effect in the United States.

27.  Governing Law.  This Agreement and all amendments hereof and waivers and
     -------------
     consents hereunder shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the State of Delaware.

28.  Severability.  The provisions of this Agreement are severable, and in the
     ------------
     event that any one or more provisions are deemed illegal or unenforceable, the remaining provisions shall remain in full force and effect.

29.  Counterparts.  This Agreement may be executed simultaneously in any number
     ------------
     of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                   58 of 69

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                              BE AEROSPACE, INC.

                              By:  /s/ Thomas P. McCaffrey
                                   --------------------------------------------
                              Title:  Vice President and Chief Financial Officer

                              BURNS AEROSPACE CORPORATION

                              By: /s/ Gus J. Athas
                                  ---------------------------------------------
                              Title: Vice President

                              EAGLE INDUSTRIAL PRODUCTS
                              CORPORATION

                              By: /s/ Gus J. Athas
                                  ---------------------------------------------
                              Title: Senior Vice President

                              EAGLE INDUSTRIES, INC.

                              By: /s/ Gus J. Athas
                                 ----------------------------------------------
                              Title: Senior Vice President

                              GREAT AMERICAN MANAGEMENT AND
                               INVESTMENT, INC. (with respect only to
                               Sections 8 and 10 of the Agreement)

                              By: /s/ Gus J. Athas
                                  ---------------------------------------------
                              Title: Senior Vice President

                                   59 of 69

                                                                    Schedule 1.4

                        Calculation of Adjusted Capital
                        -------------------------------

                                                       June 30, 1995            Closing Date
                                                       -------------            ------------

Stockholder's equity                                   $       (540)            $       -


Less:  Goodwill                                               52,480
       Prepaid income taxes                                    2,182

Plus:  Trade receivables sold under
        Eagle's Asset Securitization Program
        and related deferred income                           15,637
       Accrued income taxes                                  (3,927)
       Deferred income taxes                                   5,544
       Advance from affiliate                                 78,780
                                                              -------           ------------

Adjusted Capital                                             $40,832            $       -
                                                             =======             ===========

                                   60 of 69

                                                                    Schedule 1.5

                          Burns Aerospace Corporation
                     Unaudited Consolidating Balance Sheet
                              as of June 30, 1995
                                 (in thousands)

     ASSETS

Cash & equivalents                            $  (754)
Trade receivables, net                          1,825
Inventories, net                               17,770
Current prepaid/(deferred) taxes                2,182
Other current assets                              840
                                              -------
     Total current assets                     $21,863


Property and equipment, net                    18,776
Goodwill, net                                  52,480
Other assets                                    3,540
                                              -------
     Total assets                             $96,659
                                              =======

     LIABILITIES AND STOCKHOLDER'S EQUITY

Accounts payable                              $ 9,173
Accrued income taxes                           (3,927)
Accrued expenses                                5,649
                                              -------
     Total current liabilities                 10,895


Other long-term liabilities                     1,980
Deferred income taxes                           5,544
Advances from affiliate                        78,780
                                              -------
     Total liabilities                        $97,199


Common stock                                        1
Paid in capital                                 7,633
Retained earnings                              (8,174)
                                              -------
     Total stockholder's equity                  (540)
                                              -------

     Total liabilities and equity             $96,659
                                              =======

                                   61 of 69

                              INDEX OF SCHEDULES
                                      TO
                             ACQUISITION AGREEMENT


SCHEDULE 1.4          Calculation of Adjusted Capital

SCHEDULE 1.5          Balance Sheet of 6/30/95

SCHEDULE 1.9          Exceptions to Repayment of Intercompany Debt

SCHEDULE 3.1.1        Qualifications

SCHEDULE 3.1.2        Capital Stock

SCHEDULE 3.1.3        Interests in Subsidiaries

SCHEDULE 3.1.5        Financial Statements

SCHEDULE 3.1.6        Absence of Certain Changes

SCHEDULE 3.1.7.3      Audit History; Pending Tax Claims

SCHEDULE 3.1.7.8      Powers of Attorney Covering Tax Matters

SCHEDULE 3.1.8(a)     Owned Real Property

SCHEDULE 3.1.8(b)     Leased Real Property

SCHEDULE 3.1.9(a)     Notes, Loans, Credit Agreements, Etc.

SCHEDULE 3.1.9(b)     Employee Bonus, Profit-Sharing, Compensation, Etc.

SCHEDULE 3.1.9(c)     Representative/Distributor Agreements

SCHEDULE 3.1.9(d)     Purchase Agreements Exceeding $25,000

SCHEDULE 3.1.9(e)     Agreements for Sales Exceeding $25,000

SCHEDULE 3.1.9(f)     Agreements for Capital Expenditures Exceeding $25,000

SCHEDULE 3.1.9(g)     Agreements for Capital Expenditures Exceeding $25,000

SCHEDULE 3.1.9(h)     Noncompetition/Nonsolicitation (Non disclosure) Agreements

SCHEDULE 3.1.9(i)     Powers of Attorney (Non-routine)

SCHEDULE 3.1.9(j)     Derivatives, Commodity Swaps, Etc.

SCHEDULE 3.1.9(k)     Other Agreements, Contracts Exceeding $25,000

SCHEDULE 3.1.10.1     Non-Exempt Employees and Agents

SCHEDULE 3.1.10.2.1   Employee Benefit Plans

SCHEDULE 3.1.10.2.8   Multi-Employer Plans

SCHEDULE 3.1.12       Patents, Trademarks, Etc.

SCHEDULE 3.1.13       Insurance

SCHEDULE 3.1.14       Litigation

SCHEDULE 3.1.15       Warranty, Product Liability Claims Threatened or Pending

SCHEDULE 3.1.16(b)    TSO C-127

SCHEDULE 3.1.18       Bank Accounts; Letters of Credit

SCHEDULE 3.1.19       Certain Transactions

SCHEDULE 3.1.20       Commissions

SCHEDULE 3.1.21(b)    Environmental


                                   62 of 69